                        Champion Healthcare Corporation

                                  $35,000,000

           Series 11% Senior Subordinated Notes Due December 31, 2003

                     with Warrants to Purchase Common Stock


                        Series E Note Purchase Agreement

                               Dated May 1, 1995

                               TABLE OF CONTENTS

SECTION                                            HEADING                                                          PAGE
ARTICLE I                 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1

ARTICLE II                ISSUE, PURCHASE AND SALE OF NOTES AND WARRANTS  . . . . . . . . . . . . . . . . .          8

     A.                           Authorization of Issue of Notes and Warrants  . . . . . . . . . . . . . .          8
     B.                           Purchase and Sale of Notes and Warrants . . . . . . . . . . . . . . . . .          8
     C.                           Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8
     D.                           Certain Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
     E.                           Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9

ARTICLE III               CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9

                          Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9

ARTICLE IV                PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         11

     A.                           Optional Prepayment Upon Public Offering  . . . . . . . . . . . . . . . .         11
     B.                           Optional Prepayment in Whole or in Part with Premium  . . . . . . . . . .         12
     C.                           Mandatory Prepayment at Holders' Option upon Change in
                                  Control Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
     D.                           Notice of Prepayment and Change in Control  . . . . . . . . . . . . . . .         13
     E.                           Partial Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
     F.                           Purchase of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13
     G.                           Application of Notes for Exercise of Warrants . . . . . . . . . . . . . .         14
     H.                           Mandatory Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . .         14

ARTICLE V                 CERTAIN COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         15

     A.                           Financial Statements and Other Reports  . . . . . . . . . . . . . . . . .         15
     B.                           Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .         17
     C.                           Ratio of EBITDA to Interest Expense . . . . . . . . . . . . . . . . . . .         18
     D.                           Ratio of EBITDA to Total Debt Service . . . . . . . . . . . . . . . . . .         18
     E.                           Ratio of Indebtedness to Stockholders' Equity . . . . . . . . . . . . . .         18
     F.                           Treatment of D/C Partnership.  The Company shall, for the
                                  purpose of determining compliance with the financial
                                  covenants contained in this Article V, treat the D/C
                                  Partnership as a consolidated Subsidiary  . . . . . . . . . . . . . . . .         19
     G.                           Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . .         19
     H.                           Permanent Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
     I                            Limitation on Funded Indebtedness . . . . . . . . . . . . . . . . . . . .         19
     J.                           Merger, Consolidation, Sale, Lease, Transfer or Other
                                  Disposition of Assets . . . . . . . . . . . . . . . . . . . . . . . . . .         20


     K.                           Restricted Investments  . . . . . . . . . . . . . . . . . . . . . . . . .         20
     L.                           Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         21

     M.                           Inspection of Property  . . . . . . . . . . . . . . . . . . . . . . . . .         22
     N.                           Corporate Existence, Licenses and permits . . . . . . . . . . . . . . . .         22
     O.                           Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         22
     P.                           Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         22
     Q                            Books and Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . .         23
     R.                           Notice of Events Involving Securities . . . . . . . . . . . . . . . . . .         23
     S.                           No "Prohibited Transactions" and Employee Benefits  . . . . . . . . . . .         23
     T.                           Compliance with Environmental laws  . . . . . . . . . . . . . . . . . . .         24
     U.                           Transactions with Affiliates or Officers  . . . . . . . . . . . . . . . .         24
     V.                           Issuance of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24
     W.                           Board Visitation Rights . . . . . . . . . . . . . . . . . . . . . . . . .         25
     X.                           No Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . .         25
     Y.                           Issuance of Additional Warrants . . . . . . . . . . . . . . . . . . . . .         25
     Z.                           Post Closing Conditions . . . . . . . . . . . . . . . . . . . . . . . . .         26
     AA.                          No Amendment of D Note Agreement  . . . . . . . . . . . . . . . . . . . .         26

ARTICLE VI                EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . .         27

ARTICLE VII               REPRESENTATIONS, COVENANTS AND WARRANTIES . . . . . . . . . . . . . . . . . . . .         29

     A.                           Organization, Standing, Qualification of Company and
                                  Subsidiaries, and Authorization . . . . . . . . . . . . . . . . . . . . .         29
     B.                           Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .         30
     C.                           Actions Pending . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         30
     D.                           Outstanding Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         31
     E.                           Title, Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         31
     F.                           Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         31
     G.                           Burdensome and Conflicting Agreements and Charter
                                  Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         31
     H.                           Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32
     I.                           Possession of Patents, etc  . . . . . . . . . . . . . . . . . . . . . . .         32
     J.                           Offering of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . .         32
     K.                           Broker's or Finder's Commissions  . . . . . . . . . . . . . . . . . . . .         33
     L.                           Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .         33
     M.                           Governmental Consent  . . . . . . . . . . . . . . . . . . . . . . . . . .         33
     N.                           Holding Company Status  . . . . . . . . . . . . . . . . . . . . . . . . .         33
     O.                           Investment Company Status . . . . . . . . . . . . . . . . . . . . . . . .         34
     P.                           ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34
     Q.                           Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34
     R.                           Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34
     S.                           Environmental Compliance  . . . . . . . . . . . . . . . . . . . . . . . .         35
     T.                           Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36
     U.                           Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36


ARTICLE VIII              REPRESENTATIONS AND COVENANTS OF THE PURCHASERS . . . . . . . . . . . . . . . . .         37

     A.                           Investment Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . .         37
     B.                           Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         37
     C.                           Waiver of Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . .         37

ARTICLE IX                SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         37

     A.                           Subordination of Notes  . . . . . . . . . . . . . . . . . . . . . . . . .         37

ARTICLE X                 RESTRICTIONS ON TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         42

     A.                           Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . . . . .         42
     B.                           Notice of Proposed Transfer . . . . . . . . . . . . . . . . . . . . . . .         42
     C.                           Termination of Restrictions . . . . . . . . . . . . . . . . . . . . . . .         43
     D.                           Compliance with Rule 144 and Rule 144A  . . . . . . . . . . . . . . . . .         43
     E.                           Non-Applicability of Restrictions on Transfer . . . . . . . . . . . . . .         43

ARTICLE XI                MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         44

     A.                           Note Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         44
     B.                           Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         44
     C.                           Consent to Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .         45
     D.                           Notices to Subsequent Holder  . . . . . . . . . . . . . . . . . . . . . .         46
     E.                           Form, Registration, Transfer and Exchange of Notes; Lost
                                  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         46
     F.                           Registration, Transfer and Exchange of Warrants . . . . . . . . . . . . .         46
     G.                           Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . .         47
     H.                           Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         47
     I.                           Survival of Representations, Warranties and Indemnities . . . . . . . . .         48
     J.                           Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .         48
     K.                           Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         48
     L.                           Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
     M.                           Satisfaction Requirement  . . . . . . . . . . . . . . . . . . . . . . . .         49
     N.                           Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
     O.                           Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
     P.                           Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
     Q.                           Non Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49
     R.                           Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         49

Signature Page                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         51

LIST OF EXHIBITS

EXHIBIT II-A-1            Form of Notes
EXHIBIT II-A2             Form of Warrants
EXHIBIT III B             Form of Opinion of Company Counsel
EXHIBIT III-J             Form of Stock Registration Agreement

EXHIBIT III-K             Form of Addendum Agreement
EXHIBIT V-U               Transaction with Affiliates or Officers
EXHIBIT VII-A             List of Subsidiaries
EXHIBIT VII-B             Financial Statements
EXHIBIT VII-C             Actions Pending
EXHIBIT VII-D             Certain Indebtedness
EXHIBIT VII-G             Burdensome and Conflicting Agreements and Charter
                          Provisions
EXHIBIT VII-P             Retiree Medical or Death Benefits and Other Benefits Payable
                          after Termination of Employment and Employee Plans
EXHIBIT VII-R             Certain Reserved Shares and Owners of 5% or More of
                          Securities and Holders of Piggy-Back Registration Rights

                        SERIES E NOTE PURCHASE AGREEMENT

        THIS SERIES E NOTE PURCHASE AGREEMENT, dated May 1, 1995 (herein as the same may be amended or modified from time to time, called this "Agreement"), by and among CHAMPION HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), and the respective purchasers named in Schedule I of this Agreement (individually, a "Purchaser" and collectively, the "Purchasers").

                                  WITNESSETH:

        WHEREAS, the Company desires to issue Thirty-Five Million Dollars ($35,000,000) aggregate principal amount of its Series E 11% Senior Subordinated Notes due December 31, 2003 (the "Notes") and detachable warrants (the "Warrants") initially evidencing the right to purchase an aggregate of 525,000 shares of common stock of the Company; and

        WHEREAS, the Company desires to sell the Notes and the Warrants to the Purchasers, and the Purchasers desire to purchase the Notes and the Warrants from the Company, on the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        For the purposes of this Agreement, the following terms shall have the following respective meanings:

        "Addendum Agreement" shall mean the Addendum Agreement dated June 12, 1995 by and between the Purchasers, Champion Healthcare Corporation and the Stockholders (as defined therein), attached hereto as Exhibit III-K, and shall also mean the D Stockholders Agreement as amended pursuant to the Addendum Agreement.

        "Affiliate" shall mean, with respect to any Person, any person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Applicable Rate" shall mean with respect to the outstanding principal amount of the Notes, 11% per annum from the date of issue up to and including December 31, 2000, and 12% per annum thereafter; provided, however, that in the event that the Company has not completed a public issuance of debt of the Company having a maturity of more than one year which shall result in the receipt by the Company of gross proceeds in a minimum of $100,000,000 prior to March 31, 1996, the Applicable Rate shall be 11.50% for the period from April 1, 1996 to and including December 31, 2000.

        "Bank Agreement" is defined in paragraph 9A.

        "Certificate of Incorporation" shall mean the Company's Certificate of Incorporation as filed with the Secretary of State of the State of Delaware effective the Closing Date.

        "Change in Control Event" shall mean (i) if (A) Charles R. Miller shall have beneficial ownership of fewer than 80% of the number of shares of Common Stock (on a fully diluted basis) beneficially owned by him on the Closing Date, after taking into account any subdivision or combination of Common Stock, at any time prior to the first anniversary of completion by the Company of a Successful Public Offering or (B) at any time prior to the second anniversary of such Successful Public Offering Charles R. Miller shall have beneficial ownership of fewer than 40% of the number of shares of Common Stock beneficially owned by him on the Closing Date, after taking into account any subdivision or combination of Common Stock, (it being understood that Charles
R. Miller shall be deemed to have beneficial ownership of any shares held by any member of his immediate family or the trustee of any trust created for the benefit of any such family member), or (ii) the acquisition in one or more transactions not involving a public offering of Common Stock by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) together with any Affiliate of such Person or member of such group of beneficial ownership, direct or indirect, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities, or (iii) the sale, transfer or other disposition in one or more transactions of all or substantially all of the assets of the Company or (iv) the merger or consolidation of the Company with or into another Person, other than a wholly-owned Subsidiary, unless such merger or consolidation does not result in a reclassification, conversion, exchange or cancellation of any outstanding shares of Common Stock of the Company, or (v) the Company proceeds to acquire its Common Stock (or undertakes a corporate reorganization or recapitalization or other action) if the effect of such acquisition (or other action) would be either (1) to reduce substantially or to eliminate any public market for the shares of the Company's Common Stock or (2) to remove the Company from registration with the Commission under the Exchange Act or (3) to require the Company to make a filing under Section 13(e) of the Exchange Act or
(4) to cause a delisting of the Company's Common Stock from the National Association of Securities Dealers, Inc. Automated Quotation System (unless such stock is delisted as a result of being listed on a national securities exchange) or to cause a delisting of the Company's Common Stock from a national securities exchange, or (vi) either the Company and/or one or more Subsidiaries of the Company is materially or completely liquidated or is the subject of any voluntary or involuntary dissolution or winding up, except as to any Subsidiary which may be liquidated, dissolved or wound-up in accordance with the provisions of paragraph 5(J).

        Notwithstanding the conditions set forth in subclause (i) above, a Change in Control Event shall not be deemed to have occurred with respect to Charles R. Miller at any time after (1) his termination of employment (provided, that such termination is not due to a Voluntary Termination or Involuntary Termination with Cause as such terms are used in the Employment Agreement between Charles R. Miller and the Company as in effect on the date hereof), or (2) any permanent disability that prevents his continued employment or (3) his death.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Commission" shall mean the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

        "Common Stock" shall mean and include the Company's presently authorized common stock, $.01 par value per share, as constituted on the Closing Date, and, when used in Article X hereof or in the Warrants, shall also mean and include any capital stock of any class of the Company hereafter authorized which shall not be either (i) limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to receive dividends and to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company, or (ii) redeemable at any time by the Company, or both; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of capital stock of the Company designated as Common Stock on the Closing Date or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in 1E of the Warrants, which are not limited to any such fixed sum or percentage of par value and are not so redeemable by the Company.

        "Consolidated Net Worth" shall mean, as of any date, the consolidated net worth of the Company and its consolidated Subsidiaries, as determined in accordance with generally accepted accounting principles consistently applied as set forth in the most recent quarterly balance sheet of the Company; provided, however that Redeemable Preferred Stock shall not be treated as a liability and shall be included as a component of stockholder's equity on such balance sheet in making such determination.

        "Current Indebtedness" shall mean, as of any date, with respect to any Person, (i) all liabilities for borrowed money and all liabilities secured by any Lien existing on property owned by such Person whether or not such liabilities have been assumed and (ii) all such liabilities, as guarantor or in any similar capacity, with respect to borrowed money, which, as to (i) or (ii), are payable on demand or within one year from the date of determination, except any such liabilities which are renewable or extendible at the option of the debtor to a date more than one year from the date of determination.

        "D/C Partnership" shall mean Dakota/Champion Partnership, a North Dakota partnership.

        "D Note Agreement" shall mean the Series D Note and Stock Purchase Agreement, dated as of December 31, 1993, as amended, between the Company and the parties listed therein.

        "D Stockholders Agreement" shall mean the D Stockholders Agreement dated December 31, 1993, as amended, by and between the Company, the holders of Series A Preferred Stock, the holders of Series BB Preferred Stock, the holders of the Series C Preferred Stock, the holders of the Series D Preferred Stock, the Purchasers purchasing Warrants pursuant hereto and each of the other parties signatory thereto.

        "E Stock Registration Agreement" shall mean that certain Series E Stock Registration Agreement dated May 1, 1995 entered into between the Company and the Purchasers in the form set forth as Exhibit III-K hereto.

        "EBITDA" means, for any period, the sum (determined without duplication on a consolidated basis in accordance with generally accepted accounting principles consistently applied) of (a) net income (or net loss) of the Company on a consolidated basis (calculated before extraordinary items and income attributable to minority interests in Affiliates which has not been remitted in cash to the Company on a consolidated basis) plus (b) Interest Expense for such period deducted in the determination of such net income (or net loss) plus (c) depreciation and amortization to the extent deducted in determining net income (or net loss) plus (d) writeoffs of assets subject to amortization prior to the end of the amortization period to the extent deducted in determining net income (or net loss) plus (e) all taxes accrued for such period on or measured by income to the extent deducted in determining such net income (or net loss) plus
(f) expenses incurred in connection with the preparation and execution of this Agreement and future financing agreements, notes and security instruments to the extent they were included in operating expenses (in accordance with generally accepted accounting principles consistently applied) and not included in (c) or (d) above plus (g) any non-cash compensation expense attributable to stock option or other equity compensation arrangements to the extent such non-cash compensation expense was deducted in computing net income (or net loss) plus (h) the EBITDA allocable to any business acquired (whether by stock, assets or partnership) less any EBITDA allocable to any assets or businesses sold, held for sale or otherwise transferred with or as part of the subject acquisition transaction, as though such acquisition were made on the first day of the period plus (i) the amount of non-recurring merger or acquisition charges related to such business acquired.

        "Environmental Laws" shall have the meaning set forth in paragraph 7S hereof.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA Affiliate" shall mean any entity required to be aggregated with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code.

        "Event of Default" shall mean any of the events specified in Article VI, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Exercise Price" shall have the meaning set forth in paragraph 1A of the Warrants.

        "Expiration Date" shall mean December 31, 2003.

        "Fixed Charges" means, for any period, an amount equal to the sum of
(a) scheduled principal payments made on Indebtedness plus (b) Interest
Expense.

        "Funded Indebtedness" shall mean, as of any date, with respect to any Person, without duplication:

                  (a) its liabilities for borrowed money other than Current Indebtedness;

                  (b) liabilities secured by any Lien existing on property owned by such Person (whether or not such liabilities have been assumed), other than Current Indebtedness;

                  (c) obligations other than Current Indebtedness of such Person, contingently or otherwise, as obligor, guarantor or otherwise, under any lease of real or personal property or comparable arrangement with respect to use or title which are required by generally accepted accounting principles consistently applied to be capitalized;

                  (d) obligations other than Current Indebtedness of such Person, contingently or otherwise, as guarantor or otherwise, under any arrangement with respect to liabilities for borrowed money which, if the Company were the obligor, would represent Funded Indebtedness or which are required by generally accepted accounting principles consistently applied to be capitalized;

                  (e) any other obligations (other than deferred taxes, malpractice liability accruals or other estimates of liabilities for which there is no specific requirement for future payment) which are required by generally accepted accounting principles consistently applied to be shown as liabilities on its balance sheet and which are payable or remain unpaid more than one year from the date of determination thereof; and

                  (f) but specifically excluding (1) any equity interests owned by other unrelated parties in businesses or operations of such Person which are required by generally accepted accounting principles to be reflected as a liability or otherwise than an asset on the balance sheet; and (2) with respect to Funded Indebtedness of the Company, the Indebtedness in the principal amount not exceeding $9,999,750 due April 15, 1996 owed to Wilmington Savings Fund Society FSB, a federal savings bank.

        "Hazardous Substances" shall have the meaning set forth in paragraph 7S hereof.

        "Indebtedness" shall mean Current Indebtedness and Funded Indebtedness.

        "Interest Expense" means, for any period, the aggregate amount of interest expense (excluding amortization of debt issuance costs) accrued during such period on Indebtedness of the Company on a consolidated basis, in accordance with generally accepted accounting principles consistently applied.

        "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property, except any such usual or normal reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases or other title exceptions or encumbrances affecting property that are not disruptive to the use of such property in the ordinary course of business. For the purposes of this Agreement, the Company or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

        "Maturity Date" shall mean December 31, 2003.

        "Multiemployer Plan" shall mean a plan which is a Multiemployer Plan as defined in Section 4001(a)(3) of ERISA.

        "Net Income" shall mean the net income of the Company on a consolidated basis after the effect of income taxes as reflected on the statement of operations prepared in accordance with generally accepted accounting principles consistently applied.

        "Net Loss" shall mean the net loss of the Company on a consolidated basis after the effect of income taxes as reflected on the statement of operations prepared in accordance with generally accepted accounting principles consistently applied.

        "1993 Notes" shall mean the Series D 11% Senior Subordinated Notes due December 31, 2003 issued pursuant to the D Note Agreement.

        "Officer's Certificate" shall mean a certificate signed in the name of the Company by its Chairman of the Board, its President, one of its Vice Presidents or its Treasurer or Chief Financial Officer.

        "Permanent Capital" shall mean the sum of (a) the outstanding principal amount of the Notes, plus (b) the outstanding principal amount of the 1993 Notes, plus (c) Indebtedness subordinated in right to payment to the Notes and the 1993 Notes (pursuant to subordination provisions substantially identical to the provisions of Article IX of this Agreement except that the Notes and the 1993 Notes shall be included within the definition of "Senior Indebtedness" for purposes of such subordination provisions and having a final maturity and scheduled payments of principal commencing after the final maturity of the Notes and the 1993 Notes), plus (or if negative, minus) (d) Stockholders' Equity, determined in accordance with generally accepted accounting principles consistently applied.

        "Person" shall mean and include an individual, a corporation, an association, a partnership, a trust or estate, a government or any department or agency thereof.

        "Redeemable Preferred Stock" shall mean collectively (i) the Series A Preferred Stock, (ii) the Series BB Preferred Stock, (iii) the Series C Preferred Stock, (iv) the Series D Preferred Stock and (v) all other series of preferred stock of the Company which shall not have mandatory sinking fund or other scheduled redemption provisions prior to the final maturity of the Notes, but which may be redeemable upon the occurrence of a "Change in Control Event" or a "Default Event", as such terms are defined in the Certificate of Incorporation.

        "Responsible Officer" shall mean the Chairman of the Board, the Treasurer or any Executive Vice President of the Company.

        "Restricted Securities" shall mean at any time (a) the Common Stock previously issued or, unless the context otherwise requires, issuable upon exercise of the Warrants, and (b) any Common Stock issued subsequent to the exercise of the Warrants as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock issued upon such exercise; provided, however, that immediately after and throughout the period during which the restrictions on the transferability of such Common Stock shall have ceased and terminated in accordance with Article X hereof, the same shall cease to be Restricted Securities. Where the context so requires, "holders of Restricted Securities" shall include holders of Warrants exercisable for Restricted Securities.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

        "Senior Indebtedness" shall have the meaning set forth in Article IX hereof.

        "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock of the Company having a preference upon liquidation or dissolution of the Company as set forth in the Certificate of Incorporation.

        "Series BB Preferred Stock" shall mean the Series BB Cumulative Convertible Preferred Stock of the Company having a preference upon liquidation or dissolution of the Company as set forth in the Certificate of Incorporation.

        "Series C Preferred Stock" shall mean the Series C Cumulative Convertible Preferred Stock of the Company having a preference upon liquidation or dissolution of the Company as set forth in the Certificate of Incorporation.

        "Series D Preferred Stock" shall mean the Series D Cumulative Convertible Preferred Stock of the Company having a preference upon liquidation or dissolution of the Company as set forth in the Certificate of Incorporation.

        "Series D Stock Registration Agreement" shall mean that certain Series D Stock Registration Agreement dated December 31, 1993, as amended, by and among the Company and the "Purchasers" as defined therein.

        "Stockholders' Equity" shall mean at any time stockholders' equity as set forth on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that Redeemable Preferred Stock shall be included in such calculation.

        "Subsidiary" shall mean a corporation of which the Company owns, directly or indirectly, more than 50% of the shares of stock entitled to vote in the election of directors (excluding shares so entitled to vote only upon a failure to pay dividends or other contingencies).

        "Successful Public Offering" shall mean the first public offering of Common Stock after December 6, 1994 which shall have resulted in both (i) gross proceeds of at least $25,000,000 and (ii) the receipt by the Company of gross proceeds of at least $15,000,000.

        "Total Assets" shall mean and include all of the assets of the Company and its consolidated Subsidiaries, determined in accordance with generally accepted accounting principles consistently applied.

        "Total Debt Service" shall mean for any fiscal period, as of the end of any fiscal period of the Company and its consolidated Subsidiaries, the sum of
(i) Interest Expense on all Indebtedness and (ii) all scheduled principal payments due on all Indebtedness during such fiscal period, all computed with respect to the Company and its Subsidiaries on a consolidated basis, in accordance with generally accepted accounting principles consistently applied.

        "Warrant" or "Warrants" shall have the meaning set forth in paragraph 2A hereof.

                                   ARTICLE II

                 ISSUE, PURCHASE AND SALE OF NOTES AND WARRANTS

           A. Authorization of Issue of Notes and Warrants. The Company has authorized the issue of its Notes in the aggregate principal amount of $35,000,000 and the issue of Warrants initially evidencing the right to purchase an aggregate of 525,000 shares of Common Stock of the Company to be sold together with but detachable from the Notes. The Notes shall be dated the date of issue, shall mature on the Maturity Date, shall bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable in cash at the Applicable Rate, payable quarterly on each March 31, June 30, September 30 and December 31, beginning June 30, 1995 and shall be substantially in the form of Exhibit II-A1 attached hereto; provided, however, that during any period in which there is a default in the payment of interest or principal, interest shall accrue at the Applicable Rate plus two percent compounded annually. All interest on the Notes shall be computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as applicable. The Warrants shall be dated the date of issue, shall expire on the Expiration Date and shall be substantially in the form attached hereto as Exhibit II-A2. The term "Note" or "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note, in any case which is at the time outstanding. The term "Warrant" or "Warrants" as used herein shall include each warrant delivered pursuant to any provision of this Agreement and each warrant delivered in substitution or exchange for any such Warrant, in any case which is at the time outstanding.

           B. Purchase and Sale of Notes and Warrants. At the Closing (as defined below) and subject to the terms and conditions of this Agreement, each Purchaser severally, and not jointly, agrees to purchase from the Company and the Company agrees to issue and sell to each Purchaser, Notes in such principal amount ("Notes Purchased") and Warrants ("Warrants Purchased") initially exercisable to purchase such number of shares of Common Stock as is set forth opposite such Purchaser's name in the columns labeled, respectively, Notes Purchased and Warrants Purchased on Schedule I hereto. Such sales of Notes and Warrants to each Purchaser is to be a separate sale, and no Purchaser shall have any liability under this Agreement on account of any other Purchaser and each of the Purchasers shall be deemed to have entered into separate agreements for the purchase and sale of the Notes and Warrants to be purchased by such Purchaser. The purchase price for the Warrants Purchased and Notes Purchased to be purchased by each Purchaser shall be the amount set forth opposite such Purchaser's name in the column labeled "Investment" in Schedule I.

           C. Closing. The Closing shall take place at 11:00 a.m. Central Standard time on June 12, 1995 (the "Closing"). The Closing shall take place at the offices of Chapman and Cutler, or at such other location as the Purchasers and the Company may agree, whereupon the Company will deliver to the Purchasers (i) one or more Notes, as each Purchaser may request, registered in the name of or as directed by such Purchaser, evidencing the principal amount of Notes to be purchased by such Purchaser and (ii) Warrants registered in the name of or as directed by such Purchaser, against payment of the purchase price thereof by certified or official bank check or by wire transfer of immediately available funds to or upon the order of the Company. Should any Purchaser fail to purchase any Notes and Warrants as provided herein, then the remaining Purchasers shall have the right, but not the obligation, to acquire the amount of such defaulting Purchaser's Notes or Warrants pro rata or, alternatively, as they among themselves may mutually agree.

           D. Certain Tax Matters. The Purchasers and the Company agree that for federal income tax and other purposes the purchase price payable under Paragraph 2C hereof shall be allocated $1,000 to each $1,000 principal amount of the Notes and Warrants initially exercisable to purchase fifteen (15) shares of Common Stock. The Purchasers and the Company agree that the issue price of the Notes within the meaning of Section 1273(b) and 1273(c)(2)(B) of the Code is $980.905 for each $1,000 principal amount of the Notes and that therefore there is $19.095 original issue discount (as defined in Section 1273(a)(1) of the Code) with respect to the Notes. Such $19.095 original issue discount will be used for federal income tax purposes (including reporting purposes) with respect to the transactions under or contemplated by this Agreement.

           E. Terms. Except as otherwise set forth in this Agreement, the terms and provisions of this Agreement shall continue in full force and effect until such time as all Notes shall have been paid in full and all Warrants shall have been exercised or shall have expired by their terms.

                                  ARTICLE III

                             CONDITIONS TO CLOSING

        Conditions to Closing. The Purchasers' obligation to purchase and pay for the Notes and Warrants at the Closing is subject to the satisfaction, on or before the Closing Date, of the following conditions:

                  (a) Opinion of Purchasers' Counsel. On or prior to the Closing the Purchasers shall have received from Chapman and Cutler, who are acting as special counsel for the Purchasers in connection with this transaction, favorable opinions, dated the Closing Date, satisfactory to each Purchaser.

                  (b) Opinion of Company's Counsel. On the Closing Date the Purchasers shall have received from Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P., which is acting as counsel to the Company in connection with this transaction, a favorable opinion, dated the Closing Date satisfactory to each Purchaser, substantially in the form and to the effect set forth in Exhibit III-B hereto.

                  (c) Expenses. On the Closing Date, the Company shall have paid the fees and expenses of Chapman and Cutler as special counsel to the Purchasers.

                  (d) Purchase of Notes and Warrants. At the Closing, Purchasers shall have purchased the Notes and Warrants set forth opposite their names on Schedule I under the columns labeled "Notes Purchased" and "Warrants Purchased".

                  (e) Representations and Warranties; No Default. The representations and warranties contained in Article VII hereof shall be true on and as of the Closing Date, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Closing Date after giving effect to the transactions described herein no Event of Default or Default; all conditions to the Closing set forth in this paragraph 3A shall have been met; and the Company shall have delivered to the Purchasers an Officer's Certificate, dated the Closing Date, to such effects.

                  (f) Compliance with this Agreement. The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein and in any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

                  (g) Purchase Permitted by Applicable Laws. The purchase of and payment for the Notes and Warrants to be purchased by the Purchasers on the Closing Date on the terms and conditions herein provided (including the use of the proceeds of the Notes by the Company) shall not violate any applicable law or governmental regulation (including without limitation Regulations G, T and X of the Board of Governors of the Federal Reserve System) and shall not subject the Purchasers to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation relating to the extension of credit.

                  (h) Compliance with Outstanding Debt Issues. On the Closing Date, the Company shall have delivered to the Purchasers such evidence as the Purchasers or their special counsel may reasonably request showing that the execution, delivery and performance by the Company of this Agreement and the sale of the Notes and Warrants and the issuance of the Common Stock upon the exercise of the Warrants will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or otherwise violate, any instrument evidencing any Indebtedness of the Company or any of its Subsidiaries or any agreement relating thereto, including without limitation, a ninth amendment of the D Note Agreement.

                  (j) E Stock Registration Agreement. The Purchasers and the Company shall have entered into the E Stock Registration Agreement in substantially the form set forth in Exhibit III-J hereto.

                  (k) Addendum Agreement. The Purchasers and the Company shall have executed and delivered the Addendum Agreement in substantially the form set forth in Exhibit III-K hereto.

                  (l) Waivers. The Company shall have entered into an amendment and waiver agreement of the Series D Stock Registration Agreement which shall include the Purchasers as Existing Shareholders (as defined therein) and waive the prohibition on granting certain registration rights to other shareholders, and otherwise satisfactory in form and substance to the Purchasers. Furthermore, the Shareholders (as defined in the D Stockholders Agreement) shall have waived the preemptive rights granted to such shareholders pursuant to Section 4.1 thereof and such amendment and waiver agreement shall be otherwise satisfactory in form and substance to the Purchasers.

                  (m) Payment of Closing Fee. Prior to the issuance and sale of the Notes and

Warrants to the Purchasers, the Company shall have paid to the Purchasers, on a pro-rata basis in immediately available funds, an aggregate closing fee equal to .5% of the principal amount of Notes being issued hereunder.

                  (n) Proceedings. On the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (o) Private Placement Number. The Purchasers shall have received a Private Placement Number from Standard & Poor's Corporation for the Notes and Warrants issued hereunder.

                                   ARTICLE IV

                                  PREPAYMENTS

        The Notes shall be subject to optional and mandatory prepayments as specified in paragraphs 4A, 4B and 4C hereof.

           A. Optional Prepayment Upon Public Offering. Without regard to prepayments, if any, pursuant to paragraph 4B or 4C hereof, the Notes shall be subject to prepayment of principal at the option of the holders thereof as follows:

                  (a) 25% of the principal amount of the Notes (at par) outstanding, together with interest accrued thereon to the date of prepayment (with no prepayment penalty), if the Company shall complete a public offering after December 6, 1994 of Common Stock of the Company which shall result in the receipt by the Company, and any selling Shareholder of gross proceeds in a minimum of $25,000,000, provided that the aggregate payments to the holders of the Notes and the holders of the 1993 Notes, which shall be made in accordance with the formula set forth in subparagraph (c) below (such pro rata payments to the holders of the 1993 Notes, the "Required 1993 Series Prepayments"), shall not in any event exceed an amount equal to fifty percent (50%) of the gross proceeds of such public offering to the Company (less underwriter's discounts, commissions and any underwriter's fees paid by the Company);

                  (b) For each whole $1,000,000 increment of such gross proceeds in excess of $25,000,000 the principal amount of Notes subject to prepayment of principal, at the option of the holders, shall increase by 1%, up to a maximum of 50%, provided such payments provided for in paragraphs 4A(a) and 4A(b) in the aggregate, together with the aggregate Required 1993 Series Prepayments, shall not in any event exceed an amount equal to fifty percent (50%) of the gross proceeds of such public offering to the Company (less underwriter's discounts, commissions and any underwriter's fees paid by the Company); and

                  (c) Such prepayments shall be allocated between the Notes and the 1993 Notes pro rata as follows: Each holder of Notes or 1993 Notes requesting prepayment shall receive a principal prepayment equal to the amount so prepayable to all such holders of Notes and 1993 Notes multiplied by a fraction, the numerator of which is the principal amount of the Notes or 1993 Notes held by such holder and the denominator of which is the aggregate principal amount of Notes and 1993 Notes outstanding with respect to which the holders thereof have requested prepayment (the "Proration Formula"). The principal amount of the Notes and the 1993 Notes outstanding shall be determined immediately prior to effective date of such public offering.

        The Company shall notify each holder of Notes of the occurrence of such public offering as aforesaid within 10 days after the effective date of the registration statement pertaining thereto under the Securities Act. Each such holder may, for a period ending 30 days after the date such notice is received by such holder, subject to completion of the offering, request in writing that up to 25% (or such higher percentage that is applicable by virtue of clause (b) above) of the principal amount of the Notes held by such holder be prepaid. Within three (3) days after receipt by the Company of such a request, the Company will confirm the date of prepayment to the requesting holder and will in each case immediately upon the expiration of such 30-day period, prepay the Notes of all holders requesting prepayment in the principal amount required to be prepaid, in accordance with the Proration Formula, together with accrued and unpaid interest thereon to the date of prepayment thereof. Any such prepayments shall be in immediately available funds to the place or bank account which such holder has designated for such payments hereunder.

           B. Optional Prepayment in Whole or in Part with Premium. The Notes shall be subject to prepayment, at any time in whole, or from time to time in part, at the option of the Company on or after December 31, 1995, at the applicable percentage of principal amount so to be prepaid set forth below, together in each case with interest accrued thereon to the date of prepayment:

                  PERIOD                                   PERCENTAGE

 December 31, 1995 to December 30, 1996                112.5%

 December 31, 1996 to December 30, 1997                110.7143%

 December 31, 1997 to December 30, 1998                108.9286%

 December 31, 1998 to December 30, 1999                107.1429%

 December 31, 1999 to December 30, 2000                105.3572%

 December 31, 2000 to December 30, 2001                103.5715%

 December 31, 2001 to December 30, 2002                101.7858%

 December 31, 2002 to and thereafter                   100%

All partial prepayments pursuant to this paragraph 4B and paragraph 4B of the D Note

Agreement shall be allocated pro rata among the Notes and the 1993 Notes.

           C. Mandatory Prepayment at Holders' Option upon Change in Control Event. (a) The Notes shall be subject to prepayment by the Company, and the Company shall immediately prepay such Notes, in whole or in part, in cash, at the option of the holder, upon the occurrence of a Change in Control Event and thereafter for a period ending 90 days subsequent to receipt by the holders of Notes of notice from the Company to the effect that a Change in Control Event has occurred, upon at least ten days written notice to the Company by such holder specifying (a) the principal amount of Notes to be prepaid and (b) the prepayment date.

          (b) The prepayment price of the Notes as to each holder shall at the election of such holder be (i) the sum of (A) the product of 3% multiplied by the principal amount to be prepaid, (B) the principal amount to be prepaid and (C) accrued interest; or (ii) the sum of (A) the product of the applicable percentage in paragraph 4B (with 112.5% deemed to be applicable to any period prior to December 31, 1995) times the principal amount to be prepaid and (B) accrued interest, together with the surrender to the Company for cancellation of 15 Warrants for each $1,000 principal amount of Notes being prepaid.

           D. Notice of Prepayment and Change in Control. The Company shall give each holder of Notes written notice of each prepayment pursuant to paragraph 4B hereof not less than 30 days nor more than 45 days prior to any prepayment date, specifying such prepayment date, the principal amount of the Notes (and, if not all Notes are then held by a Purchaser, of the Notes held by each holder) to be prepaid on such date and the paragraph pursuant to which such prepayment is to be made. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the date of prepayment and the premium, if any, herein provided, shall become due and payable on the prepayment date specified. The Company shall give each holder of a Note written notice of a Change in Control Event not more than 10 days after such event.

           E. Partial Prepayments. Upon prepayment of less than all of the Notes pursuant to paragraph 4B, the principal amount so prepaid (which, in the case of a partial prepayment, shall be in a minimum amount of $500,000 and integral multiples thereof in the case of a prepayment pursuant to paragraph
4B) shall be allocated to all Notes at the time outstanding in proportion to the outstanding principal amounts thereof. Upon any partial prepayment of any Note, such Note shall, at the option of the holder thereof, be either (a) surrendered to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the Note surrendered, and otherwise having the same terms and provisions as the Note surrendered, or (b) made available to the Company at the principal office of the original holder of such Note for notation thereon of the portion of the principal so prepaid, except that, so long as any Purchaser shall hold any Note, the Company agrees that such Purchaser may make notation of any portion of the principal so prepaid on such Note on such Purchaser's records.

           F. Purchase of Notes. The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, pay, prepay, exchange, purchase or otherwise acquire any Note or any 1993 Note except by making a payment or prepayment in accordance with the provisions of the Notes and of this Agreement. Any Note acquired by the Company or any Subsidiary shall be canceled and shall not thereafter be deemed outstanding for any purpose hereunder.

           G. Application of Notes for Exercise of Warrants. Notwithstanding any other provision of this Agreement (including without limitation, Article IX hereof), the holder of any Note may, at any time, and from time to time prior to and including the date of repayment in full of all amounts due under the Note, or, with respect to any principal amount of Notes for which the Company has given notice of prepayment in accordance with this
Article IV prior to the date of such prepayment, apply all or any part of the unpaid principal thereof and accrued interest thereon to the payment of all or a portion of the exercise price of Warrants or the warrants issued and outstanding pursuant to (i) the Note Purchase Agreement dated May 27, 1992 between the Company and the parties listed therein or (ii) the D Note Agreement. Under the terms and conditions set forth in the form of Warrant attached hereto as Exhibit II-A2, Warrants with sufficient Warrant Values (as therein defined) may be tendered in payment of the Exercise Price.

           H. Mandatory Exchange. Notwithstanding the foregoing provisions of this Article IV, if at any time prior to December 31, 1995, the Company shall complete a public offering of Indebtedness having a final maturity date which is one year or more subsequent to the date of issuance in an original principal amount issued in a public offering of not less than $100,000,000, except as otherwise provided in this paragraph 4H, it may require the holders of Notes (a) to exchange (through a redemption or otherwise) their Notes, in whole but not in part, for such Indebtedness having a principal amount equal to the principal amount of the Notes exchanged, if: (i) such exchange is approved by the consent of the holders of not less than 80% in principal amount of the Notes then outstanding, and (ii) concurrently with such exchange, the Company pays in cash all unpaid interest accrued to the date of such exchange on all of the outstanding Notes which are so exchanged or redeemed, and (iii) at the time of such exchange, no Default or Event of Default shall be in existence; provided, however, that any holder of Notes not consenting to such exchange shall not be required to effect such exchange, and such holder shall, at its sole option, participate in such exchange as if it had consented thereto or be paid on the date of exchange an amount in cash equal to 103% of the principal amount of such holder's Notes plus unpaid interest accrued thereon to the date of prepayment. In connection with any such exchange or payment, no Warrants shall be cancelled, whether or not the holder thereof participates in such exchange. The Company shall give each holder of Notes not less than 10 days nor more than 30 days notice of the date of such exchange or payment (which notice shall describe in reasonable detail the principal amount of Notes being exchanged and the holders thereof and shall certify to the holders of the Notes that the conditions set forth in clauses (i), (ii) and (iii) above will be true and correct on and as of the date of the exchange), and concurrently with such exchange shall deliver to each holder of Notes participating in such exchange a final prospectus relating to the indebtedness delivered in such exchange.

                                   ARTICLE V

                               CERTAIN COVENANTS

           A. Financial Statements and Other Reports. So long as any Purchaser or any transferee of such Purchaser shall hold any Note or Warrants which in the aggregate are initially exercisable to purchase 75,000 shares of Common Stock, the Company will deliver to such Purchaser or such transferee:

                  (a) as soon as practicable and in any event within 45 days after the end of each month, copies of the Company's consolidated balance sheet, consolidated income statement and consolidated statement of cash flows in the manner in which such documents are routinely prepared.

                  (b) as soon as practicable and in any event within 45 days after the end of each of the first three quarters, (i) key operating indicators, consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such fiscal period and for the period from the beginning of the current fiscal year to the end of such fiscal period, and a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal period, setting forth in each case in comparative form consolidated figures for the corresponding periods in the preceding fiscal year and (ii) consolidated statements of income of the Company and its consolidated Subsidiaries for such fiscal period and for the period from the beginning of the current fiscal year to the end of such fiscal period, setting forth in comparative form consolidated figures in comparative form for the corresponding period in the budget delivered pursuant to paragraph 5A(i) hereto, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved, certified as to fair presentation by the principal financial officer of the Company and accompanied by a written discussion of operations in summary form prepared by the Company with respect to such fiscal period;

                  (c) as soon as practicable and in any event within 45 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter key operating indicators, consolidating statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such fiscal period and for the period from the beginning of the current fiscal year to the end of such fiscal period, and a consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal period;

                  (d) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, (i) unaudited consolidating statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such year and unaudited consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and (ii) consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such year, and the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and accompanied by an opinion of (i) Coopers & Lybrand, or (ii) another firm among the six largest independent public accountants of recognized national standing selected by the Company or
(iii) another firm of
independent public accountants of national standing mutually agreeable to the Company and the holders of a majority in aggregate principal amount of the Notes then outstanding (the "Accountants"), to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which the Accountants concur and as are noted therein) and present fairly the financial condition of the Company and its Subsidiaries and that the examination of the Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly included such test of the accounting records and such other auditing procedures as were considered necessary in the circumstances (an "Audit Opinion"); and accompanied by a written discussion of operations in summary form with respect to such fiscal year prepared by the Company;

                  (e) together with the financial information described in paragraph 5A(d), (i) statements of income, partners' equity and cash flows of D/C Partnership for the fiscal year most recently ended and a balance sheet of D/C Partnership as at the end of such fiscal year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, commencing with the fiscal year ended December 31, 1996, prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and accompanied by an Audit Opinion of the Accountants,
(ii) a reconciliation prepared by the Chief Financial Officer of the Company of the annual audited financial statements described in paragraph 5A(d)(ii) that reconciles the unaudited consolidated financial statements used by the Company in computing compliance with the financial covenants of Article V, as described in paragraph 5F, (iii) a statement of the Accountants that they have reviewed the reconciliation described in clause (ii) above and based upon such review the Accountant has no reason to believe such reconciliation is incorrect or misleading in any material respect and (iv) the unaudited consolidated financial statements used by the Company in computing compliance with the financial covenants of Article V, as described in paragraph 5F.

                  (f) promptly upon transmission thereof to its stockholders, copies of all such financial statements, proxy statements, notices and reports including without limitation Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q in definitive form which it files or which it is or may be required to file with the Commission;

                  (g) promptly upon receipt thereof, copies of reports, if any, submitted to the Company by independent accountants in connection with each annual or interim audit of the books of the Company made by such accountants;

                  (h) prior to a Successful Public Offering, promptly upon transmission thereof to members of the Board of Directors, copies of any intermediate financial information prepared in addition to that described in paragraphs 5A(a), (b), (c) or (d) and copies of any other material information distributed to the Board of Directors; provided, however, without limiting the information rights of the Purchasers and any Purchasers' transferees pursuant to paragraph 5W hereof, no such financial information or other material information shall be delivered if it is determined by management and the Board of Directors that such information is of such a proprietary and confidential nature that its contents should reasonably be limited to the Board of Directors and notice to such effect is sent to the Purchasers and their transferees;

                  (i) as soon as practicable and in any event within 45 days after the end of each fiscal year of the Company, a month-by-month and hospital-by-hospital budget for each succeeding fiscal year and a year-by-year budget for the next, second and third succeeding fiscal years;

                  (j) promptly, such additional financial and other information as any holder may from time to time reasonably request;

                  (k) promptly upon sending to its senior secured lenders, copies of required covenant compliances and information regarding events of default under any such agreement, unless in either case the same or substantially the same information is otherwise required to be sent pursuant to the terms hereof; and

                  (l) promptly upon the occurrence thereof, notice of any waiver of any event of default or compliance with any covenant in its senior secured loan agreements or any amendment or modification of any such agreements.

        Together with each delivery of financial statements required by clause
(b) or (c) above, the Company will deliver to each of the Purchasers or their transferees who then hold any Notes or Warrants an Officer's Certificate stating that during the period covered by the most recent statement of income delivered to the Purchasers no Event of Default or Default or "Default Event" (as that term is defined in the Certificate of Incorporation) has occurred, or, if such has occurred, specifying the nature and status thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto. The financial statements required to be delivered by clause (d) above shall also be accompanied by a written statement of the independent public accountants who certify such financial statements to the effect that, in the course of the examination upon which their certification was based, they have obtained no knowledge of any Event of Default or Default or Default Event insofar as any such Event of Default or Default or Default Event relates to any financial matters, or, if they have obtained knowledge of any such failure, specifying the nature and period of existence thereof.

        Forthwith upon any Responsible Officer obtaining knowledge of an Event of Default or Default, the Company will deliver to each holder of Notes and/or Warrants an Officer's Certificate specifying the nature thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

        Each holder of Notes and/or Warrants is hereby authorized to deliver a copy of financial statements delivered to it pursuant to this paragraph 5A to any regulatory body having jurisdiction over it which requests such information. Each holder of Notes is further authorized, from and after the date hereof, so long as it shall hold any Note, to request any reasonable information from, and to have access to, the Company's independent public accountants, and the Company will direct such accountants to make available to such holder such information.

           B. Restricted Payments. So long as any Note shall remain outstanding, the Company will not, and will not permit any Subsidiary to, (i) declare or pay any dividends on, or make any other distribution or payment on account of any shares of any class of stock of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, property or in obligations of the Company, except for (1) dividends payable in Common Stock as permitted by the Certificate of Incorporation as in effect on the Closing Date or (2) payment of dividends on the Series A Preferred Stock, the Series BB Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock upon the completion of a "Successful Secondary Public Offering" as such term is defined in the Certificate of Incorporation on the date hereof (a "Successful Secondary Public Offering") or conversion of such shares or (3) payment of dividends on the Series A Preferred Stock, Series BB Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock upon a Change in Control Event or redemption of such shares, in each case as permitted by the Certificate of Incorporation as in effect on the Closing Date (provided, however, (x) no payment of dividends shall be made pursuant to clauses (2) or (3) until the Company shall have made all payments required under paragraph 4A and 4C herein, and (y) no payment or dividends shall be made pursuant to clauses (2) or (3), or otherwise, if there exists, or immediately after giving effect to such payment or dividend there exists, an Event of Default), or (ii) retire, redeem, purchase or otherwise acquire, any shares of any class of capital stock of the Company or Indebtedness subordinated to the Notes. Notwithstanding anything contained herein to the contrary and in addition to and not in limitation of the foregoing instructions, no payments described in clauses (1), (2) or (3) above (other than payments under clause (2) above upon the completion of a Successful Secondary Public Offering), shall be made if: (a) such dividends, distributions or payments set forth in (i) above exceed an amount equal to the lesser of (x) 25% of the Net Income of the Company on a consolidated basis and cumulative for all periods after December 31, 1992 (treated as one accounting period) or (y) 12-1/2% of the Net Income of the Company on a consolidated basis for the fiscal year following the fiscal year in which a Net Loss occurred, or
(b) during the fiscal year following two consecutive fiscal years where there was for each such period a Net Loss.

           C. Ratio of EBITDA to Interest Expense. So long as any Note shall remain outstanding the Company, on a consolidated basis, will not permit, as at the end of the most recent fiscal quarter of the Company, the ratio of
(i) EBITDA to (ii) Interest Expense on all Indebtedness (plus the amount of Interest Expense due on Indebtedness assumed or incurred in connection with any business acquired (whether by stock, assets or partnership) during the period, which shall be deemed to be outstanding at the beginning of the period), in each case after June 30, 1995, for the immediately preceding twelve month period, to be less than 2.0 to 1.0.

           D. Ratio of EBITDA to Total Debt Service. So long as any Note shall remain outstanding the Company, on a consolidated basis, will not permit, as at the end of the most recent fiscal quarter of the Company, the ratio of
(i) EBITDA to (ii) Total Debt Service (plus the amount of Total Debt Service on Indebtedness assumed or incurred in connection with any business acquired (whether by stock, assets or partnership) during the period, which shall be deemed to be outstanding at the beginning of the period), in each case after June 30, 1995, for the immediately preceding twelve month period, to be less than 1.5 to 1.0.

           E. Ratio of Indebtedness to Stockholders' Equity. So long as any Note shall remain outstanding the Company, on a consolidated basis, will not cause or permit the ratio of consolidated

Indebtedness (as set forth on the most recent balance sheet of the Company) to Stockholders' Equity to be greater than 4.0 to 1.0; provided, however, that for purposes of calculations under this paragraph 5E, it is expressly agreed that the Company may expense or otherwise charge (i) bank fees, legal and advisors' fees and other closing costs incurred as a result of the sale of the Notes, the 1993 Notes and in connection with the execution and delivery of the Bank Agreement; and (ii) accrued and unpaid dividends on the Series A Preferred Stock, Series BB Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock; and provided, further, however, that the failure of the Company to comply with the covenant set forth in this paragraph 5E solely as a result of and to the extent adversely affected by the charges set forth in clauses (i) and (ii) of this paragraph 5E, shall not constitute or be deemed an Event of Default or any other breach or violation of any term or provision of this Agreement.

           F. Treatment of D/C Partnership. The Company shall, for the purpose of determining compliance with the financial covenants contained in this Article V, treat the D/C Partnership as a consolidated Subsidiary.

           G. Consolidated Net Worth. So long as any Note shall remain outstanding the Company, on a consolidated basis, will not permit Consolidated Net Worth to be less than: $60,000,000 plus 50% of positive Net Income determined on a cumulative basis for each full fiscal quarter beginning with the fiscal quarter ending September 30, 1995 (it being agreed that the minimum amount of Consolidated Net Worth required to be maintained pursuant to this paragraph 5G shall not be reduced in the event that there is a Net Loss for any such full fiscal quarter) from and after the Closing; provided, however, that for purposes of calculations under this paragraph 5G, it is expressly agreed that the Company may expense or otherwise charge (i) bank fees, legal and advisors' fees and other closing costs incurred as a result of this transaction; (ii) accrued and unpaid dividends on the Series A Preferred Stock, Series BB Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock; and (iii) deferred charges reflected as a line item on the Company's balance sheet at December 31, 1994 against earnings or as a direct charge against Consolidated Net Worth when such charge is in accordance with generally accepted accounting principles consistently applied; and provided, further, however, that the failure of the Company to comply with the covenant set forth in this paragraph 5G solely as a result of and to the extent adversely affected by the charges set forth in clause (i), (ii) and (iii) of this paragraph 5G, shall not constitute or be deemed an Event of Default or any other breach or violation of any term or provision of this Agreement.

           H. Permanent Capital. So long as any Note shall remain outstanding the Company, on a consolidated basis, will have Permanent Capital of not less than (i) $141,000,000 from the Closing Date through December 31, 1995, and (ii) $146,000,000 thereafter.

           I. Limitation on Funded Indebtedness. So long as any Note shall remain outstanding the Company, on a consolidated basis, will not incur Funded Indebtedness in an amount greater than $45,000,000 (other than (i) Senior Indebtedness, (ii) the 1993 Notes, (iii) Funded Indebtedness not to exceed $16,153,925 assumed pursuant to the acquisition of Psychiatric Healthcare Corporation, (iv) Indebtedness not exceeding $32,000,000 incurred solely in connection with the acquisition of Springhill Medical Center, Mobile, Alabama, and (v) the Notes), unless EBITDA for the immediately preceding twelve months is greater than 250% of Fixed Charges for such twelve (12) month period plus the amount of Fixed Charges on Indebtedness assumed or incurred in connection with any business acquired (whether by stock, assets or partnership) during the period, which shall be deemed to be outstanding at the beginning of the period. The Company may, at its option, for purposes of this provision only, exclude EBITDA attributable to hospitals acquired within such twelve month period and either held for sale or not in operation.

           J. Merger, Consolidation, Sale, Lease, Transfer or Other Disposition of Assets. (1) So long as any Note shall remain outstanding,

                  (a) neither the Company nor any Subsidiary will sell, transfer, lease or otherwise dispose of any assets to any Person to the extent the aggregate assets so sold, transferred, leased or disposed during (i) any twelve (12) month period had an aggregate book value in excess of the greater of either (1) $5,000,000 or (2) five percent (5%) or more of the consolidated total assets of the Company and its Subsidiaries at the end of the most recent fiscal quarter preceding such sale, transfer, lease or disposition or (ii) the period from and after the Closing Date to and including the date of any determination hereunder exceeds the greater of $60,000,000 or 25% or more of the consolidated total assets of the Company and its Subsidiaries at the end of the most recent fiscal quarter preceding such sale, transfer, lease or other disposition; provided, however, without regard to the foregoing limitation, (x) the Company and any of its Subsidiaries may sell, transfer, trade, lease or otherwise dispose of any assets if within 360 days of any such action the Company or any Subsidiary replaces any such assets with similar (or improved) assets which are used by the Company or any Subsidiary in its operations and
(y) any Subsidiary may dissolve, liquidate or wind-up its business, provided the distribution of all of its assets shall be made either to the Company or to a consolidated Subsidiary; and

                  (b) neither the Company nor any Subsidiary will sell, lease, transfer or otherwise dispose of all or substantially all of its assets or consolidate with or merge with or into any Person or permit any Person other than a Subsidiary to merge with or into it; provided that this subparagraph shall not restrict any Subsidiary from selling, leasing, transferring, trading or otherwise disposing of all or substantially all of its assets if such transaction is otherwise permitted by subparagraph (a) above.

           K. Restricted Investments. So long as any Note shall remain outstanding the Company will not, and will not permit any Subsidiary to, make or authorize any Restricted Investment. For the purposes of this paragraph the term "Restricted Investment" shall mean (x) any investment, made in cash or otherwise, by the Company or any Subsidiary (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or security, by a loan, advance or capital contribution, or otherwise, or (ii) in any property, (y) any loan for a purpose other than as described in clause (x) of this paragraph or
(z) any advance except the following:

                  (a) investments in and advances to wholly-owned Subsidiaries or companies which simultaneously become wholly-owned Subsidiaries;

                  (b) investments in property and equipment to be used in the business of the Company or any wholly-owned Subsidiary;

                  (c) investments in direct obligations of, or obligations the principal and interest of which are guaranteed by, the United States of America or any agency thereof maturing in three years or less from the date of acquisition;

                  (d) investments in certificates of deposit or banker's acceptances issued by any commercial bank located in the United States, Canada, Western Europe or Japan which is owned by a bank holding company the commercial paper of which is rated A2 or P2, respectively, by Standard & Poor's Corporation or Moody's Investors Service, or higher, and which has capital, surplus and undivided profits aggregating at least $100,000,000;

                  (e) investments in commercial paper maturing within 270 days or less from the date of acquisition rated in one of the two highest grades by Standard & Poor's Corporation or Moody's Investors Service or by another rating agency of nationally recognized standing;

                  (f)     investments in money market funds;

                  (g) investments held by the Company or any Subsidiary on the Closing Date;

                  (h) accounts receivable, prepaid items, inventories and other current assets and deferred charges, all as determined in accordance with generally accepted accounting principles consistently applied, arising in the ordinary course of business;

                  (i) loans in a principal amount not to exceed $3,000,000 to the purchaser or an Affiliate of the purchaser of certain assets that include the land and buildings purchased on September 1,1992 from HCA Health Services of Texas principally located on Garth Road, Baytown, Texas;

                  (j) loans to D/C Partnership; provided that such loans shall not be outstanding during any period in which the Company does not have operational control of the D/C Partnership, whether pursuant to the Operating Agreement dated December 21, 1994 between the Company and D/C Partnership or otherwise; and

                  (k) in addition to the investments, loans and advances described in clauses (a) through (j) above, investments, loans and advances made in the ordinary course of business and normal and customary arrangements with physicians and employees, which in the aggregate are not in excess at any one time of 10% of the total assets of the Company and its consolidated Subsidiaries on a consolidated basis; provided, however that approval of the Board of Directors of the Company shall be required prior to (i) any loan or advance to an employee, officer or director of the Company (other than day-to-day routine business expenses or pursuant to established policies approved by the Board of Directors of the Company), (ii) any loan, advance or arrangement with a physician or group of physicians in excess of $10,000,000 and (iii) any loan, advance or arrangement with an Affiliate of a physician or group of physicians (except D/C Partnership) in excess of $5,000,000;

           L. Notice. So long as any Notes shall remain outstanding the Company will notify each holder of a Note or Notes (a) immediately upon receipt by the Company of any notice of, or knowledge by any Responsible Officer of, any event of default under any material Current Indebtedness or Funded Indebtedness, which notice shall describe what action by the Company is intended to be taken with respect to such event, (b) immediately upon the public announcement of any transaction, including without limitation any merger, combination or consolidation, in which the Company will not be the surviving corporation, or a sale of all or substantially all of the Company's assets and (c) of any Responsible Officer obtaining knowledge of, and upon the occurrence of, any Change of Control Event.

           M. Inspection of Property. So long as any Note or Warrant remains outstanding the Company will permit any Purchaser or Purchaser transferee holding (together with any Affiliates of such Purchaser or Purchaser transferee) an aggregate of $5,000,000 in principal amount of Notes or an aggregate number of Warrants which if exercised would result in the receipt by the Company of proceeds of $2,000,000, or a Person designated in writing by the holders of a majority in aggregate principal amount of Notes outstanding or a majority of the Warrants outstanding (provided the aggregate of such Warrants would if exercised result in the receipt by the Company of proceeds of $2,000,000) to be a Person acting on their behalf to visit and inspect any of the properties of the Company and its Subsidiaries, to advise and consult with management and examine and make abstracts of any of its books and records at any time during normal business hours and as often as may be reasonably requested and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and such Subsidiaries, all at such reasonable times and as often as such holders may reasonably request.

           N. Corporate Existence, Licenses and Permits; Maintenance of Properties. So long as any Notes shall remain outstanding the Company will at all times do or cause to be done all things necessary to maintain, preserve and renew its existence as a corporation organized under the laws of a state of the United States of America, preserve and keep in force and effect, and cause each of its Subsidiaries to preserve and keep in force and effect, all licenses and permits necessary and material to the conduct of the business of the Company and its consolidated Subsidiaries, taken as a whole, and to maintain and keep, and cause each of its Subsidiaries to maintain and keep, such of its and their respective properties in good repair, working order and condition (except for normal wear and tear), and from time to time to make all needful and proper repairs, renewals and replacements, including without limitation all trade name and trademark registration renewals, so that any business material to the Company carried on in connection therewith may be properly and advantageously conducted at all times.

           O. Taxes. So long as any Note shall remain outstanding the Company will duly pay and discharge, and cause each of its Subsidiaries duly to pay and discharge, all taxes (including payroll), assessments and governmental charges upon or against the Company or its Subsidiaries or their respective properties, in each case before the same become delinquent, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company and its Subsidiaries shall have set aside on their books adequate reserves with respect thereto.

           P. Insurance. So long as any Note shall remain outstanding the Company will apply for and continue in force and effect, or cause to be applied for and continued in force and effect, adequate insurance covering the respective risks of the Company and its Subsidiaries of such types and in such amounts and with such deductibles as are customary for other similarly situated corporations engaged in similar lines of business and with good and responsible insurance companies and will not, without the approval of the Board of Directors of the Company, maintain key man life insurance coverage on Charles
R. Miller in an amount less than $5,000,000.  The

Company and its Subsidiaries may utilize programs whereby it does not obtain insurance coverage for certain risks (including workers' compensation and hospital professional liability) except in amounts in excess of specified limits, as approved by the Company's Board of Directors.

           Q. Books and Accounts. So long as any Note shall remain outstanding the Company will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true and correct entries shall be made of its transactions and set aside on its books from its earnings for each fiscal year all such proper reserves as in each case shall be required in accordance with generally accepted accounting principles consistently applied.

           R. Notice of Events Involving Securities. The Company will give each holder of a Note or Notes or Warrant or Warrants or Common Stock issued upon exercise of any Warrant or Warrants which had been held by such holder at the time of exercise thereof, unless the Company shall have previously given such holder notice of such filing pursuant to another provision of this Agreement, (a) within ten days thereafter, notice of the filing by the Company with the Commission or with any national securities exchange either an application to register any securities of the Company pursuant to Section 12 of the Exchange Act, or a registration statement under Section 5 of the Securities Act, relating to any securities of the Company, (b) as promptly as practicable after any acquisition by it or by any Subsidiary of any of the Company's equity securities in excess in one transaction or a series of related transactions of 1% of the number of such securities then outstanding and, in any event, in connection with the materials delivered pursuant to paragraph 5A(b) hereof, as at the close of each fiscal year, notice of all acquisitions by it or by any Subsidiary of any of the Company's equity securities, specifying the class and number of such equity securities so acquired, and (c) promptly upon notice thereof, notice of the filing of any Schedule 13D or 13G with respect to securities of the Company pursuant to the Exchange Act (with copies of any such Schedule to accompany or follow such notice as soon as practicable).

           S. No "Prohibited Transactions" and Employee Benefits. So long as any Note shall remain outstanding, neither the Company nor any Subsidiary nor any ERISA Affiliate will establish, maintain, contribute to or incur an obligation to contribute to any plan (including a Multiemployer Plan) subject to Title IV of ERISA or Section 412 of Internal Revenue Code of 1986, as amended. Except as disclosed on Exhibit VII-P, neither the Company nor any Subsidiary shall incur any liability with respect to retiree medical or death benefits or other benefits payable after termination of employment. All employee benefit plans and arrangements (regardless of whether such plan or arrangements are covered by ERISA) maintained by or contributed to by the Company, any Subsidiary or any ERISA Affiliate shall be maintained in compliance with all applicable law, including any reporting requirements. With respect to any plan maintained by or contributed to by the Company or any Subsidiary, neither the Company nor any Subsidiary will fail to make any contribution due under the terms of such plan or as required by law. Neither the Company nor any Subsidiary, nor any other Person including any fiduciary, will engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code which could subject the Company, any Subsidiary or any entity that the Company or any Subsidiary has an obligation to indemnify to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA. The Company will not, and will not permit any Subsidiary to, enter into any transaction or take any action which will result in any transaction contemplated by the Agreement becoming a transaction prohibited by Section 406 of ERISA or Section 4975 of the Code.

           T. Compliance with Environmental Laws. So long as any Note shall remain outstanding the Company will not, and will not permit any Subsidiary to, except in compliance with applicable Environmental Laws, or in the event of any noncompliance with applicable Environmental Laws, only to the extent to which such noncompliance would not have a material adverse effect on the business, operations or financial condition of the Company, individually, or the Company and its Subsidiaries, taken as a whole, (a) use any of the property of the Company or any Subsidiary or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the property any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the property, (d) conduct any activity on the property or use any property in any manner so as to cause a release (i.e., releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the property or (e) otherwise conduct any activity on the property or use any property in any manner that would lead to any environmental claim or violate any Environmental Law or bring such property in violation of any Environmental Law.

           U. Transactions with Affiliates or Officers. Except as disclosed on Exhibit V-U, so long as any Note shall remain outstanding, the Company will not, and will not permit any Subsidiary to, (a) enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate (other than the Company or a Subsidiary of the Company), or any officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate (other than the Company or a Subsidiary of the Company), or any officer or director thereof, except any transaction or contract which is in the ordinary course of the Company's business and which is upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (b) make any advance or loan to any Affiliate (other than the Company or Subsidiary of the Company), or any director or officer thereof or of the Company or to any trust of which any of the foregoing is a beneficiary, or (c) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate (other than the Company or a Subsidiary of the Company or Donaldson, Lufkin & Jenrette for investment banking services pursuant to an agreement negotiated at arms length and containing terms and conditions as are customarily contained in such agreements) or any officer or director thereof; provided that nothing contained in this paragraph 5U shall be deemed to prohibit (i) the Company or any of its Subsidiaries from providing reasonable compensation and related fringe benefits (except as set forth in paragraph 5S), advances permitted by paragraph 5K(h), reimbursement of normal business expenses or indemnification rights to any of its respective officers, directors, consultants and employees; or (ii) the payment of reasonable fees and reasonable out-of-pocket expenses to counsel and directors who are not employees of the Company or any of its Subsidiaries.

           V. Issuance of Notes. Except for (i) the issuance and sale of Notes pursuant to the terms of this Agreement to the Purchasers named herein and (ii) the issuance of Notes in accordance with

Paragraph 11E hereof, the Company, so long as any Notes are outstanding, shall not issue, sell or deliver any Notes.

           W. Board Visitation Rights. (a) So long as any Note or a Warrant shall remain outstanding, the Company will notify any Purchaser or Purchaser transferee holding (together with any Affiliates of such Purchaser or Purchaser transferee) an aggregate of $5,000,000 in principal amount of Notes or an aggregate number of Warrants which if exercised would result in the receipt by the Company of proceeds of $2,000,000, concurrently with notice given to members of the Board of Directors, of all regularly scheduled quarterly meetings of the Board of Directors of the Company and will use all reasonable efforts to notify such Purchaser or Purchaser transferee, concurrently with notice given to members of the Board of Directors, of any special meetings of the Board of Directors of the Company. The Company will permit such Purchasers or Purchaser transferees to attend all such meetings as an observer and to participate as an elected member with all rights of an elected member (unless the Purchaser or Purchaser Transferee is a bank or bank holding company, in which case such person shall be deemed an observer only), voting excepted, and the Company shall deliver to such designated Purchaser or Purchaser transferee all notices, reports and materials as are delivered to members of the Board of Directors and the Company shall use its reasonable efforts to deliver such notices, reports and materials at the same time such items are delivered to the Board. Notwithstanding the foregoing, the Company shall be entitled to withhold any such report or material and/or exclude any herein permitted observer from any portion of any such meeting if counsel for the Company determines at any time that the distribution of any such report or material and/or the participation of any such permitted observer may result in the waiver of the attorney-client privilege, or may violate any law, rule, regulation or confidentiality agreement or create any liability to the Company or any member of the Board of Directors. If at any time the Board exercises its right to withhold any report or material or exclude any permitted observer, it will give reasonable notice thereof. Any Purchaser or Purchaser transferee attending any meeting of the Board of Directors shall be bound by the same obligations and liabilities of an elected member of the Board of Directors as to the use and disclosure of confidential, proprietary or other material nonpublic information of the Company and corporate opportunities (other than with respect to any such information or any such corporate opportunity obtained by such Purchaser or Purchaser transferee from sources other than in connection with the exercise of rights pursuant to this paragraph 5W).

          (b) All rights of any Purchaser or Purchaser transferee under this paragraph 5W shall expire upon the completion by the Company of a Successful Public Offering.

           X. No Change in Business. Neither the Company nor any of its Subsidiaries will change substantively the character of its business as conducted on the Closing Date as represented in Paragraph 7U hereof.

           Y. Issuance of Additional Warrants. Unless the Company shall have (i) prepaid or exchanged the Notes in whole in accordance with the provisions of Article IV or (ii) completed a Qualified Public Debt Offering not later than December 31, 1996, the Company shall on January 1, 1997, issue to the holders of the Notes then outstanding, for no additional consideration, Warrants initially evidencing the right to purchase Common Stock of the Company, such Warrants to be dated the date of issue, to expire on the Expiration Date, to be issued to each holder of the Notes in an amount equal to three shares of Common Stock per $1,000 principal amount of the Notes held by such holder and to be substantially in the form attached hereto as Exhibit II-A2.

        A "Qualified Public Debt Offering" shall mean a public offering of not less than $100,000,000 principal amount of Indebtedness of the Company (the "New Debt") (i) having a final maturity more than one year from the date of issue thereof, (ii) on terms and conditions reasonably customary in the public high yield debt market for instruments similar to the New Debt at the time of such offering, and (iii) in which the holders of the Notes are given an offer by the Company to exchange the Notes for New Debt either (x) having an interest rate at least equal to the Applicable Rate of the Notes or (y) if the interest rate borne by the New Debt is less than the Applicable Rate of the Notes, then pursuant to which the Interest Rate Difference is paid to the holders of the Notes in cash, together with accrued but unpaid interest on the Notes to the date of exchange.

        "Interest Rate Difference" shall mean the present value of the cash stream (assuming no prepayments of principal after the date of exchange) representing the amount by which the Applicable Rate of the Notes on the date of exchange exceeds the interest rate borne by the New Debt, discounted quarterly at the interest rate borne by the New Debt from the date of final maturity of the Notes to the date of exchange.

           Z. Post Closing Conditions. (a) NAIC Rating. The Company shall within 120 days following the Closing Date furnish evidence satisfactory to the holders of the Notes of the rating assigned to the Notes by the National Association of Insurance Commissioners.

          (b)    Amendment of Certificate of Incorporation.  The Company shall
(i) at the first regular or special meeting of the Company's shareholders following the Closing Date and in any event on or prior to June 1, 1996, cause the Certificate of Incorporation to be amended to provide that the declaration and payment of dividends and the redemption of the Series A Preferred Stock, the Series BB Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and any other outstanding series of preferred stock of the Company shall be prohibited if such declaration and payment or redemption would violate any financial covenant in Article V and (ii) take all other actions necessary to cause such amendment to become effective on or prior to June 30, 1996.

          AA.    No  Amendment of  D Note Agreement.  The Company will not, directly or indirectly, amend, modify or supplement any term, provision or condition of the D Note Agreement or the 1993 Notes in any manner so as to increase or improve the relative rights thereunder of the holders of the l993 Notes or Warrants issued pursuant to the D Note Agreement (the "Series D Warrants"), or increase the obligations thereunder of the Company, (ii) the Series D Stock Registration Agreement in any manner so as to increase or improve the relative rights thereunder of the holders of any securities entitled to be registered thereunder, or increase the obligations thereunder of the Company, or (iii) the Series D Warrants, in any manner so as to increase or improve the relative rights thereunder of the holders of the Series D Warrants, or increase the obligations thereunder the Company; in any case without the prior written consent of the holders 66-2/3% of the aggregated principal amount of the Notes then outstanding.

         BB.      Shelf Registration.  If the Company shall at any time file a registration statement with the Commission pursuant to Rule 415 under the Securities Act registering Common Stock issued or issuable upon (a) conversion of the Series A Preferred Stock, the Series BB Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or any other shares of securities convertible into Common Stock or (b) the exercise of warrants to purchase Common Stock outstanding immediately prior to the Closing, then the Company will include in such registration statement the Common Stock issued and issuable upon the exercise of the Warrants, together with any Common Stock issued as a dividend or other distribution with respect thereto subsequent to the exercise of the Warrants but prior to the date of filing such registration statement.

                                  ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

           6. Events of Default and Remedies. A. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or otherwise):

                  (i) the Company shall default in the payment (whether or not such payment is prohibited under Article IX hereof) of any principal of or premium, if any, on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                 (ii) the Company shall default in the payment (whether or not such payment is prohibited under Article IX hereof) of any interest on any Note and such default shall have continued for six business days; or

                (iii) the Company shall default in the making of any required purchase of any Note as provided in paragraph 4A or 4C hereof; or

                 (iv) the Company or any Subsidiary shall default in any payment of principal of or interest on any other obligation for borrowed money (or any obligation or obligations under a conditional sale or other title retention agreement or any obligation or obligations issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) in any case if such obligation is for an amount in excess of $2,000,000, beyond any period of grace provided with respect thereto or shall default in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other default under any such agreement shall occur and be continuing) if the effect of such default is to cause, or permit the holder or holders of such obligation or obligations (or a trustee on behalf of such holder or holders) to cause, such obligation or obligations to become due prior to its or their stated maturity; or

                  (v) a final judgment, decree or order for the payment of money in excess of $2,000,000 shall be rendered against the Company or any Subsidiary, and such judgments shall not be covered by insurance and the same shall not be discharged or execution thereon stayed pending appeal within 60 days after entry thereof, or, in the event of such a stay, such judgment shall not be discharged, or again stayed pending further appeal, within 60 days after such stay shall expire; or

                 (vi) any representation or warranty made by the Company herein or in any writing furnished in connection with the issuance and sale of the Notes and Warrants and the purchase thereof by the Purchasers shall be false in any material respect on the date as of which made; or

                (vii) the Company shall default in the performance or observance of any agreement, covenant, term or condition contained in paragraphs 5B, 5C, 5D, 5E, 5G, 5H, 5I, 5J, 5K, 5N, 5V, 5W or 5X; or

               (viii) the Company shall default in the performance or observance of any other agreement, covenant, term or condition contained in this Agreement (other than as provided in clause (i), (ii), (iii) or (vii) of this Article VI, for which the respective grace period, if any, described in such clause shall apply), including without limitation the furnishing in writing of any representation or warranty required to be furnished after the Closing Date pursuant to this Agreement, and such default shall not have been remedied within 30 days; provided, however, that if there shall have occurred a default under paragraph 5A(a) through (d) hereto, then such 30 day period shall not begin until a Purchaser shall have delivered a notice of such default to the Company; or

                 (ix) if the Company or any Subsidiary shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like for itself or for its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or

                  (x) if without the application, approval or consent of the Company or any Subsidiary, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Company or any Subsidiary an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Company or such Subsidiary in good faith, the same shall (a) result in the entry of an order for relief or any such adjudication or appointment or (b) continue undismissed, or pending and unstayed, for any period of thirty (30) consecutive days;

           B.    Upon the happening of any event described in any of clauses
(i) through (iii) of Paragraph 6A hereof, then in each such event any holder or holders of 35% in aggregate principal amount of the Notes at the time outstanding may at any time (unless all Events of Default shall theretofore have been waived or remedied) at its or their option and in addition to any right, power or remedy permitted by law or equity or herein granted, by written notice or notices to the Company, declare such holder's or holders' Notes to be due and payable. Upon the happening of any event described in clauses (iv) through (viii) of Paragraph 6A, then and in each such event any holder or holders of 51% or more in aggregate principal amount of the Notes then outstanding may at any time

(unless all Events of Default shall theretofore have been waived or remedied) at its or their option and in addition to any right, power or remedy permitted by law or equity or herein granted, by written notice or notices to the Company, declare all the Notes to be due and payable. Upon any such declaration pursuant to the preceding sentence or upon the happening of any event described in clause (ix) or (x) in Paragraph 6A hereof (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable, together with interest accrued thereon, all without present, demand, protest or notice, all of which are hereby waived. However, if, at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears of principal and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and any overdue premium and, to the extent legally enforceable, on any overdue interest) shall be paid to the holders of Notes by or for the account of the Company, and all other defaults under this Agreement, shall have been remedied or waived by holders representing not less than two-thirds of the principal amount of Notes outstanding, then and in such instance such default may be waived and its consequences rescinded and annulled by the holders of not less than two-thirds of the principal amount of Notes outstanding by written notice to the Company, which waiver shall be binding upon all holders. It is expressly understood and agreed that the decision so to waive any default and so to rescind and annul any consequences thereof is within the sole judgment and control of the holders of the Notes, and such holders shall be under no obligation so to do.

                                  ARTICLE VII

                   REPRESENTATIONS, COVENANTS AND WARRANTIES

        The Company represents, covenants and warrants as follows:

           A. Organization, Standing, Qualification of Company and Subsidiaries, and Authorization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware; each Subsidiary having assets in excess of $100,000 or annual revenues in excess of $100,000 is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated; the aggregate assets of all Subsidiaries which are either not duly organized or existing in good standing, or both, in their respective jurisdictions of incorporation does not exceed $100,000; and the Company has and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted. The Company is and each Subsidiary is duly qualified and in good standing as a foreign corporation to do business in every jurisdiction where the character of the properties owned or leased by it or the nature of any business transacted by it makes such qualification necessary and where such nonqualification or lack of good standing would have a material adverse effect on the business of the Company and its consolidated Subsidiaries taken as a whole. The Company has no Subsidiaries other than as set forth in Exhibit VII-A. The Company has delivered to the Purchasers true, complete and correct copies of its Certificate of Incorporation and By-laws, as amended and in full force and effect on the Closing Date.

        The Company has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement, including without limitation the issuance of the Notes and

Warrants (and to issue the shares of Common Stock issuable upon exercise of the Warrants), the E Stock Registration Agreement, the Addendum Agreement and the Certificate of Incorporation of the Company and to consummate the transactions contemplated hereby and thereby. The Company has duly executed and delivered this Agreement and, as of the Closing Date, the Notes, the Warrants, the E Stock Registration Agreement and the Addendum Agreement. The Company has full right, power and authority to execute and perform its obligations under this Agreement, the Notes, the Warrants, the E Stock Registration Agreement and the Addendum Agreement and this Agreement, and the Notes, the Warrants, the E Stock Registration Agreement and the Addendum Agreement constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

           B. Financial Statements. The Company has furnished the Purchasers with consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1994 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the fiscal year ended December 31, 1994, all certified by Coopers & Lybrand, including in each case the related schedules and notes, and the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries and the key operating indicators of the Company and its consolidated Subsidiaries as at March 31, 1995 and the unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the period ended on such date, prepared by the Company and certified by its principal financial officer.
Except as disclosed in Exhibit VII-B, all such financial statements (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles consistently applied, except to the extent set forth in the notes to such financial statements, throughout the periods involved and to the extent required by such principles show all liabilities, direct and contingent, of the Company and its consolidated Subsidiaries. Except as disclosed in Exhibit VII-B, the balance sheets and the related schedules and notes fairly present on a consolidated basis the financial condition of the Company and its consolidated Subsidiaries as at the respective dates thereof; and the statements of income and stockholders' equity and the related schedules and notes and the key operating indicators fairly present on a consolidated basis the results of the operations of the Company and its consolidated Subsidiaries for the respective periods indicated.
Except as disclosed in Exhibit VII-B, there have been no material adverse changes in the business, operations, property, assets, prospects, condition, financial or other, of the Company and its Subsidiaries, on a consolidated basis, since December 31, 1994.

           C. Actions Pending. Except as disclosed in Exhibit VII-C there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, arbitrator or administrative or governmental body that (i) questions the validity of this Agreement, the Notes, the Warrants, the shares of Common Stock issuable upon exercise of the Warrants, the E Stock Registration Agreement, the Addendum Agreement or the Certificate of Incorporation of the Company or any action taken or to be taken pursuant hereto or thereto or (ii) might adversely affect the right, title or interest of any Purchaser to the Notes, the Warrants or the shares of Common Stock issuable upon exercise of the

Warrants or (iii) that materially and adversely affects, or as to which there is a reasonable possibility of an adverse decision that would materially and adversely affect, either individually or collectively, the business, property, assets or condition of the Company and its consolidated Subsidiaries taken as a whole. Neither the Company nor any Subsidiary is in violation of any judgment, order, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, the violation of which might, either individually or collectively, materially and adversely affect the business, property, assets or financial position of the Company and its consolidated Subsidiaries taken as a whole.

           D. Outstanding Debt; No Default. Neither the Company nor any of its Subsidiaries has outstanding any Current Indebtedness or Funded Indebtedness except as set forth in the consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1995 or as set forth in Exhibit VII-D. The Company has no outstanding subordinated indebtedness other than the Notes, the 1993 Notes and the Indebtedness described on Exhibit VII-D. There exists no event of default by the Company or any Subsidiary under the provisions of any instrument evidencing such Current Indebtedness or Funded Indebtedness and there exists no event of default by the Company or any Subsidiary, or any default by the Company or any Subsidiary the effect of which would have a material adverse effect on the Company and its Subsidiaries taken as a whole, under the provisions of any other Indebtedness of the Company or of any Subsidiary or of any agreement relating thereto that is or could be material to the Company or such Subsidiary.

           E. Title, Liens. The Company has, and each of its Subsidiaries has, good and marketable title to its respective properties and assets reflected in the consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1994 (other than properties and assets disposed of in the ordinary course of business and equity interests owned by others in Subsidiaries of the Company) and except for property purchased under title retention transactions or capitalized leases. Neither the Company nor any Subsidiary has pledged or mortgaged its assets to secure any indebtedness other than (i) to Banque Paribas, Agent under a loan agreement dated as of November 5, 1993, as amended, (ii) purchase money indebtedness, (iii) mortgages to secure the assets being acquired, (iv) capital leases, (v) deposits in the ordinary course or (vi) as otherwise disclosed to the Purchasers in any exhibit hereto.

           F. Taxes. The Company has, and each of its Subsidiaries has timely, filed all Federal, State and other income and payroll tax returns that, to the knowledge of the Company, are required to be filed, and each has paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due except for taxes or assessments the payment of which is being contested in good faith by proper action and against which adequate accounting reserves are being maintained. The Company is not aware of any proposed tax assessment against it or any Subsidiary and all tax liabilities are provided for with adequate reserves.

           G. Burdensome and Conflicting Agreements and Charter Provisions. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business as currently conducted, properties or assets or financial condition. Except as disclosed in Exhibit VII-G and other than prohibitions on the prepayment of debt contained in the Bank Agreement (which restricts the

Company's ability to perform its obligations under paragraph 4A and 4C hereof), neither the execution nor delivery nor performance of this Agreement and of the Notes, the Warrants, E Stock Registration Agreement, and the Addendum Agreement by the Company, nor the offering, issuance and sale of the Notes or Warrants by the Company, nor fulfillment of nor compliance with the terms and provisions of this Agreement and of the Notes, the Warrants, E Stock Registration Agreement or the Addendum Agreement by the Company, nor the issuance by the Company of shares of Common Stock upon exercise of the Warrants, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or require any consent, approval or other action by any court or administrative or governmental body or any other Person pursuant to, the charter or by-laws of the Company or any Subsidiary, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any Subsidiary is subject, except for such approval as may be required in connection with fulfillment of, or compliance with, the provisions of Article X hereof (which such approval shall have been obtained prior to or concurrent with the Closing Date) or causes anti-dilution clauses of any outstanding securities to become operative or give rise to preemptive rights (except with respect to such clauses or preemptive rights which have been waived). Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which, except to the extent complied with by the Company or consented to in connection with the execution of this Agreement, the E Stock Registration Agreement and the Addendum Agreement and the issuance of the Notes and Warrants, restricts or otherwise limits the incurring of the Indebtedness evidenced by the Notes.

           H. Leases. The Company and each of its Subsidiaries enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which materially or adversely affects or impairs the operation of such properties or assets. All such leases are valid and subsisting and are in full force and effect. Neither the Company nor any Subsidiary is in default under any material lease under which the Company or any Subsidiary leases any property or equipment.

           I. Possession of Patents, etc. The Company and each Subsidiary possess or has the right to the use of all the patents, trademarks, trade names, service marks, copyrights, licenses and other rights free from burdensome restrictions that are currently used by them or are necessary in any material respect for the ownership, maintenance and operation of their respective businesses, properties and assets, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect or has received notice from or has knowledge of any material claim by any Person that it is now infringing any of the foregoing.

           J. Offering of Notes. Neither the Company nor Donaldson, Lufkin & Jenrette (the only Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes and Warrants or any similar security by the Company) nor any other agent acting on the Company's behalf has, directly or indirectly, offered the Notes or Warrants or any similar security of the Company for sale to, or solicited any offers to buy the Notes or Warrants or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with more than 35 Persons including the Purchasers (all of which Persons are accredited investors or institutional investors), and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or Warrants to the provisions of
Section 5 of the Securities Act, or to the registration or qualification requirements of any securities or Blue Sky law of any applicable jurisdiction.

           K. Broker's or Finder's Commissions. Except for any fees payable to Donaldson, Lufkin & Jenrette in connection with the issuance of the Notes and Warrants (which fees will be paid by the Company), no broker's or finder's or placement fee or commission will be payable with respect to the issuance of the Notes and Warrants or the transactions contemplated hereby, and the Company will hold the Purchasers harmless from any claim, demand or liability for broker's or finder's or placement fees or commissions alleged to have been incurred in connection with the issuance of the Notes and Warrants or such transactions.

           L. Application of Proceeds. Neither the Company nor any Subsidiary owns any "margin security" within the meaning of Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security"). The proceeds from the sale of the Notes and Warrants by the Company will be used for general corporate purposes. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same hereafter may be in effect.

           M. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes or Warrants is such as to require any consent, approval or authorization of, or any notice to, or filing, registration or qualification with, any court or administrative or governmental body in connection with the execution and delivery of this Agreement, the Series E Stock Registration Agreement, the Addendum Agreement or the offer, issue, sale or delivery of the Notes or Warrants or (except as may be required in connection with fulfillment of Article X hereof), all of which consents, approvals, authorizations, notices, filings, registrations or qualifications shall have been obtained or made on or prior to the Closing Date, fulfillment of, or compliance with, the terms and provisions of this Agreement, the Series E Stock Registration Agreement, the Addendum Agreement or of the Notes or Warrants, or is such as to require or give rise to any limitation on the Purchasers' ownership of any equity securities of the Company.

           N. Holding Company Status. Neither the Company nor any Subsidiary is a "holding company," or a Subsidiary or affiliate of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a "public utility" within the meaning of the Federal Power Act, as amended.

           O. Investment Company Status. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

           P. ERISA. All of the "employee pension benefit plans" within the meaning of Section 3(2) of ERISA which are maintained by or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate and which are intended to meet the requirements of Section 401(a) of the Code are disclosed in the Company's financial statements. Any such plan intending to qualify under Section 401(a) or 401(k) of the Code does so qualify. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate maintains, contributes to or has contributed to a Multiemployer Plan or any other plan subject to Title IV of ERISA or Section 412 of the Code. All material employee benefit plans and arrangements covered by ERISA, maintained by or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate are in substantial compliance with all applicable law, including any reporting requirements. Except as disclosed on Exhibit VII-P, neither the Company nor any Subsidiary has any liability with respect to retiree medical or death benefits or other benefits payable after termination of employment. Neither the Company, nor any of its Subsidiaries nor any other Person, including any fiduciary, has engaged in any transaction prohibited by Section 4975 of the Code or Section 406 of ERISA which could subject the Company or any of its Subsidiaries or any Person the Company or any of its Subsidiaries have an obligation to indemnify to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

           Q. Disclosure. Neither this Agreement and the Schedule and Exhibits attached hereto nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith (including without limitation the private placement memorandum of the Company distributed by the Company in connection with the offer of the Notes and Warrants), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which made, not misleading. There is no fact peculiar to the Company or its Subsidiaries and known to the Company which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, operations, property, assets, prospects, or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, which has not been set forth in this Agreement and the Schedule and Exhibits attached hereto or in the Notes or Warrants being purchased under this Agreement or in the other documents described herein and furnished to each of the Purchasers by or on behalf of the Company prior to the Closing Date in connection with the transactions contemplated hereby.

           R. Capital Stock. As of the Closing Date and after giving effect to the transactions herein provided, the Company has authorized a total of 40,400,000 shares of its capital stock of all classes, consisting of 25,000,000 shares of Common Stock, 15,400,000 shares of Preferred Stock divided into the following classes: 3,500,000 shares of Series A Preferred Stock, 6,500,000 shares of Series A-1 Convertible Preferred Stock, 2,300,000 shares of Series BB Preferred Stock, 500,000 shares of Series C Preferred Stock, 2,200,000 shares of Series D Preferred Stock and 400,000 shares of Series B $2.125 Increasing Rate Cumulative Convertible Preferred Stock ("Series BB Preferred Stock"). As of June 1,
1995, 4,243,975 shares of Common Stock are issued and outstanding, 3,500,000 shares of Series A Preferred Stock are issued and outstanding, 2,769,109 shares of Series A-1 Convertible Preferred Stock are issued and outstanding 1,577,547 shares of Series BB Preferred Stock are issued and outstanding, 448,811 shares of Series C Preferred Stock are issued and outstanding, 2,112,819 shares of Series D Preferred Stock are issued and outstanding (which will be adjusted for the issuance of up to 44,500 additional shares pursuant to the terms of the acquisition agreement for Psychiatric Healthcare Corporation), and no shares of Series BB Preferred Stock are outstanding. The Company holds no shares of its capital stock in its treasury. Since June 1, 1995 the Company has not issued any shares of capital stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Company has reserved such number of shares of Common Stock for issuance pursuant to such instruments or agreements as are set forth in Exhibit VII-R hereto.

        The shares of Common Stock issuable upon exercise of the Warrants have been reserved and will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

        None of the shares of the Company's capital stock outstanding at Closing
(i) were subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any capital stock of the Company or any capital stock referred to in the immediately following subparagraph of this Paragraph 7R.

        Except as otherwise stated in this paragraph or disclosed on Exhibit VII-R and except for shares reserved for issuance in connection with the Warrants, the Company has not granted or issued, or agreed to grant or issue, any options, warrants or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock of any class or any securities convertible into shares of its capital stock of any class. As of the date hereof, no Person holds of record or beneficially owns 5% or more of the outstanding shares of any class of the capital stock of the Company except as set forth in Exhibit VII-R hereto. Except as described in Exhibit VII-R above, the Company has not taken any action after June 1, 1995 and prior to the Closing Date which, had Section 1B of the Warrants been in effect on and after such date and to and including the Closing Date, would have required an adjustment in the Exercise Price as defined in Section 1A of the Warrants.

           S. Environmental Compliance. (a) Neither the Company nor any Subsidiary is in violation, or alleged to be in violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the

Company individually or the Company and its Subsidiaries, taken as a whole.

          (b) Neither the Company nor any Subsidiary has received written notice from any third party, including without limitation any federal, state or local governmental authority, (i) that the Company or any Subsidiary has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33), any medical waste and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been released at any site at which a federal, state or local agency has conducted or has ordered that either the Company or any Subsidiary conduct a remedial investigation, removal or other response action pursuant to any Environmental Law or have named the Company or any Subsidiary as a Potentially Responsible Party or are seeking contribution from the Company or any Subsidiary; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

          (c) To the knowledge of the Company, to the extent such activity would have a material adverse effect on the business, assets or financial condition of the Company, individually, or of the Company and its Subsidiaries, taken as a whole: (i) no portion of the property of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the property; (ii) in the course of any activities conducted by the Company, its Subsidiaries or operators of their properties, no Hazardous Substances have been generated or are being used on the property except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the property of the Company or any Subsidiary, which releases would have a material adverse effect on the value of any of the property or adjacent properties or the environment; and (iv) in addition, any Hazardous Wastes as defined by 42 U.S.C. Section 6903(5), if any, that have been generated on any of the property have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in material compliance with such permits and applicable Environmental Laws.

           T. Solvency. The Company is both as a separate corporate entity and on a consolidated basis, and both before and after giving effect to the transactions contemplated by this Agreement, solvent.

           U. Business. As described in the private placement memorandum distributed by the

Company in the offer of the Notes and Warrants, the Company and its Subsidiaries are engaged primarily in the business of owning and/or operating hospitals and other health care facilities and related businesses

                                  ARTICLE VIII

                REPRESENTATIONS AND COVENANTS OF THE PURCHASERS

           A. Investment Purpose. Each Purchaser as to itself represents and warrants that (i) it is acquiring the Notes and Warrants to be purchased by it hereunder for its own general account and/or one or more separate accounts maintained by it for investment and not with a view to any distribution of the Notes or Warrants to be purchased by it hereunder, but subject, nevertheless, to the disposition of the Notes and Warrants being at all times within its control, (ii) either (a) no part of the funds used to acquire the Notes and Warrants constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan (or its related trust) has any interest or (b) no part of the funds used to purchase the Notes or Warrants constitute assets of an employee benefit plan (within the meaning of Section 3
(3) of ERISA as interpreted by the Department of Labor regulations as in effect on the date hereof) and (iii) it is an "accredited investor" as defined in Rule 501 under the Securities Act.

           B. Authority. Each Purchaser as to itself represents and warrants that it has the power, is authorized or otherwise duly qualified to execute this Agreement.

           C. Waiver of Preemptive Rights. Each Purchaser having the right to acquire Notes or Warrants in amounts different from the amounts set forth in
Schedule I, do by their execution hereof, waive such rights.

                                   ARTICLE IX

                                 SUBORDINATION

           A. Subordination of Notes. Notwithstanding anything in this Agreement, any Note or elsewhere to the contrary, the indebtedness evidenced by the Notes, and any renewals, extensions, modifications, refundings or refinancings thereof, including principal, premium, if any, and interest, and any costs of collection in connection with the Notes, including attorney fees, shall at all times be wholly subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth in this Article 9, to all indebtedness not to exceed $200,000,000 as to principal amount of the Company under the Amended and Restated Loan Agreement dated as of May 31, 1995, among the Company, Banque Paribas, as Agent, and the banks which are parties thereto (the "Bank Agreement"), specifically including, without limitation, all principal not to exceed $200,000,000, premium, if any, interest (including interest accruing after the commencement of any proceeding by or against the Company under the Bankruptcy Code, to the extent such interest is allowed as a claim in such proceeding), commitment fees, facilities fees, reimbursable expenses, indemnities, costs of collection (including attorneys' fees), and all other monetary obligations payable in connection with such indebtedness, whether outstanding on the date hereof or created or incurred after the date hereof (including any renewals, extensions, increases, modifications, refundings or refinancings thereof) (such indebtedness of the Company to which the Notes are subordinate and junior is sometimes hereafter referred to as "Senior Indebtedness"):

                  (1) (a) In the event of any liquidation, dissolution or winding up of the Company, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Company or its property, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company, or otherwise (collectively, "Debtor Relief Proceedings"), all Senior Indebtedness shall first be paid in full in cash (or otherwise satisfied in a manner acceptable to the holders of the Senior Indebtedness in their sole and absolute discretion) before any payment is made upon the indebtedness evidenced by the Notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding to at least the same extent as the Notes are subordinated) which shall be made upon or in respect of the Notes shall be paid over to the holders of such Senior Indebtedness, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid in full in cash (or otherwise satisfied in a manner acceptable to the holders of the Senior Indebtedness in their sole and absolute discretion).

                  (b) In the event of the failure of the holders of the Notes, or any of them, to file claims or proofs of claim in any Debtor Relief Proceeding prior to the date which is thirty days before the applicable bar date or other time limit for filing of such claims or proofs of claim, the holders of the Notes hereby irrevocably authorize and empower the holders of the Senior Indebtedness to file claims or proofs of claim in any such Debtor Relief Proceeding, in the name of the holders of the Senior Indebtedness or in the name of the holders of the Notes. The holders of the Notes hereby agree to execute and deliver to the holders of the Senior Indebtedness such powers of attorney, assignments or other instruments as may be requested by the holders of the Senior Indebtedness in order to enable the holders of the Senior Indebtedness to file such claims or proofs of claim upon or with respect to any or all of the Notes.

                  (c) The holders of the Notes agree that, unless the holders of the Senior Indebtedness have contested the validity or enforceability of the Agreement or the Notes, none of the holders of the Notes shall take any action in any Debtor Relief Proceeding which would contest the validity or enforceability of (i) the Bank Agreement, (ii) the obligations of the Company under the Bank Agreement, (iii) the liens or security interests securing the Senior Indebtedness, (iv) the rights of the holders of the Senior Indebtedness under the Bank Agreement and the documents, instruments, and agreements securing the obligations of the Company under the Bank Agreement, or
(v) the validity or enforceability of the provisions of this Article 9.

                  (2) Except as otherwise specifically provided in this paragraph (2), the holders of the Notes shall not be entitled to any payments of principal, premium, or interest on the Notes until after the Senior Indebtedness shall have been paid in full in cash (or otherwise satisfied in a manner acceptable to the holders of the Senior Indebtedness in their sole and absolute discretion). If (a) no default or event of default exists under the Bank Agreement (and no event occurs which, upon the giving of notice or passage of time, or both, would constitute a default or an event of default under the Bank Agreement), and (b) if the making of the prepayments of principal, premium and interest on the Notes required under Article IV(A) hereof would not create or result in the occurrence of a default or an event of default under the Bank Agreement (or an event or occurrence which, with the giving of notice or passage of time, or both, would constitute a default or an event of default under the Bank Agreement), then the prepayments of principal, premium and interest on the Notes required under Article IV(A) hereof may be made. If no default or event of default exists under the Bank Agreement (and no event occurs which, upon the giving of notice or passage of time, or both, would constitute a default or an event of default under the Bank Agreement), the total principal, premium and interest required to be paid on the Notes on the Maturity Date may be paid on December 31, 2003; provided that if any such default or event of default blocking payment on the Notes pursuant to this sentence is waived by the holders of the Senior Indebtedness or cured to the satisfaction of the holders of the Senior Indebtedness, the total principal, premium and interest required to be paid on the Notes on the Maturity Date shall thereupon be immediately paid. So long as the holders of the Notes have not received notice (as provided in paragraph (4) below) that a default or an event of default exists under the Bank Agreement (or that an event has occurred which, upon the giving of notice or passage of time, or both, would constitute a default or an event of default under the Bank Agreement), and so long as no payment default exists with respect to the Senior Indebtedness, the Company may make and the holders of the Notes may receive the scheduled installments of interest payable on the Notes. During the continuance of any payment default under the documents evidencing or securing any Senior Indebtedness, no payment of principal, premium or interest otherwise permitted hereunder shall be made on the Notes until the time at which the payment default with respect to the Senior Indebtedness is either waived by the holders of the Senior Indebtedness or is cured to the satisfaction of the holders of the Senior Indebtedness. During the continuance of any default or event of default under the documents evidencing or securing any Senior Indebtedness (or upon the occurrence of any event which with notice or lapse of time or both, would become a default or an event of default under the Bank Agreement), other than a payment default, of which the holders of the Notes have received notice (as provided in paragraph 4 below), no payment of principal, premium or interest otherwise permitted hereunder shall be made on the Notes until the earliest of (a) the payment in full in cash of all Senior Indebtedness (or the provision for such payment or other satisfaction of the Senior Indebtedness in a manner acceptable to the holders of the Senior Indebtedness in their sole and absolute discretion), (b) the expiration of a 180-day period beginning on the day the holders of the Notes receive notice of the occurrence of the default or the event of default (or the occurrence of the event which, with the giving of notice, or passage of time, or both, would constitute a default or an event of default) (such 180-day period or shorter time if terminated under clause (c) following, being referred to hereinafter as a "Blockage Period"), or (c) the time at which the default or event of default (or the event which, with the giving of notice or passage of time, or both, would constitute a default or event of default under the Bank Agreement) with respect to the Senior Indebtedness is either waived by the holders of the Senior Indebtedness or is cured to the satisfaction of the holders of the Senior Indebtedness. Upon the expiration of any Blockage Period, regularly-scheduled interest payments may be made with respect to the Notes unless and until the holders of the Notes receive notice of an additional Blockage Period, which notice must specify a different default or event of default than that specified in the notice which initiated the preceding Blockage Period (or the recurrence, but not merely the continuance, of such prior default or event of default). The holders of the Senior Indebtedness may not impose more than four Blockage Periods while the Senior Indebtedness is outstanding, and the holders of the Senior Indebtedness may not impose any Blockage Period until at least forty-five (45) days have elapsed since the end of the immediately preceding Blockage Period (if any).

                  (3) Until the Senior Indebtedness shall have been paid in full in cash (or otherwise satisfied in a manner acceptable to the holders of the Senior Indebtedness in their sole and absolute discretion), the holders of the Notes (or any of them) may not accelerate the maturity of the Notes, exercise any remedies with respect to the Company on account of the Notes or the indebtedness evidenced thereby or take any action to collect any amounts unpaid on the Notes until the earliest of (a) the institution of any Debtor Relief Proceeding relating to the assets or liabilities of the Company, (b) the acceleration of the maturity of any Senior Indebtedness, (c) the initiation by the holders of the Senior Indebtedness of any judicial proceeding to collect any Senior Indebtedness, or (d) the expiration of a thirty-day period beginning on the day the holders of the Senior Indebtedness receive notice from the holders of the Notes (as provided in paragraph (4) below) specifying the default with respect to the Notes and the actions which the holders of the Notes intend to take (such thirty-day period, or longer period if extended as specified in the following sentence, is referred to hereinafter as the "Standstill Period"). Without limiting or affecting the rights of the holders of the Notes upon the occurrence of any event referred to in clauses (a) through (c) of the immediately preceding sentence (in which event clause (d) of the immediately preceding sentence and this sentence shall not apply), if any Blockage Period exists at the time a notice is given under clause (d) of the immediately preceding sentence, or if any Blockage Period is initiated during any Standstill Period, the Standstill Period will continue through the later of the expiration of the thirty day period or the expiration of such Blockage Period. The expiration of, or existence or absence of, any Standstill Period does not affect the subordination provided for in the other paragraphs of this
Article 9.

                  (4) Notice by the holders of the Senior Indebtedness to the holders of the Notes required by paragraph (2) above and notice by the holders of the Notes to the holders of the Senior Indebtedness required by clause (d) of paragraph (3) above will be deemed received on the earliest of
(a) when given, if sent by confirmed telecopy, (b) upon oral confirmation of delivery, if sent by courier, and (c) on the signing of a receipt therefor, if given by registered or certified mail, return receipt requested. Notice is effective upon receipt (actual or deemed) of such notice by the party to which notice is given, without regard to whether or not any other similarly-situated party has received such notice, and the Blockage Period or Standstill Period with respect to such party shall commence upon that party's (actual or deemed) receipt of notice.

                  (5) Following an acceleration of the maturity of any Senior Indebtedness, and as long as such acceleration shall continue unrescinded, such Senior Indebtedness shall first be paid in full in cash (or otherwise satisfied in a manner acceptable to the holders of the Senior Indebtedness in their sole and absolute discretion), before any payment is made on, or with respect to, the Notes, regardless of whether or not such acceleration takes place during any Blockage Period, regardless of the number of Blockage Periods which have taken place, and regardless of how many days have elapsed since the end of the immediately preceding Blockage Period, if any.

                  (6) In the event that, notwithstanding the foregoing, any cash or distribution of assets of the Company, whether in cash, property, securities or otherwise, which, under the provisions of this Agreement should not have been paid to the holders of the Notes, is received by the holders of the Notes, any one of them or any person on their behalf, or provision is made for such payment or distribution, such payment or distribution shall be held in trust for the benefit of and shall immediately be paid or delivered directly to the holders of the Senior Indebtedness, on a pro rata basis, with any necessary endorsement, for application to the payment of the Senior Indebtedness, due or not due, until the Senior Indebtedness shall have been fully paid or satisfied.

        The provisions of this Article 9 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holder of any Note on the other hand, and nothing herein shall impair, as between the Company and the holder of any Note, the obligation of the Company, which is unconditional and absolute, to pay the principal of, premium (if any) and interest thereon in accordance with its terms; nor shall anything herein prevent the holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under any Note, subject to the rights of the holders of the Senior Indebtedness under this Article 9 and the agreements of the holders of the Notes contained herein, and nothing herein shall prevent the exercise of the Warrants (or any part thereof) in accordance with their terms.

        The provisions of this Article 9 are for the benefit of the holders of the Senior Indebtedness, and the holders of the Senior Indebtedness are entitled to enforce the provisions of this Article 9. Notwithstanding any other provisions of this Agreement to the contrary, the provisions of this Article 9 may not be amended or modified without the written consent of all of the holders of the Senior Indebtedness.

        Subject to the payment in full in cash of all Senior Indebtedness (or the provision for such payment or other satisfaction of the Senior Indebtedness in a manner acceptable to the holders of the Senior Indebtedness in their sole and absolute discretion), the holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article 9 which otherwise would have been made to the holders of the Notes shall be deemed to be a payment by the Company on account of the Senior Indebtedness, it being understood that the provisions of this Article 9 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

        No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                                   ARTICLE X

                            RESTRICTIONS ON TRANSFER

        The Warrants, Notes and any Restricted Securities shall not be transferable except upon the conditions specified in this Article X, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such securities.

           A. Restrictive Legends. (a) Unless and until otherwise permitted by this Article, each certificate for a Warrant, Note or any Restricted Securities issued to a Purchaser or a nominee thereof, or to any subsequent transferee of such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form: "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in the Series E Note Purchase Agreement dated May 1, 1995 pursuant to which such securities were issued and sold by Champion Healthcare Corporation (the "Company") and the Addendum Agreement dated May 1, 1995, copies of which agreements are on file and may be inspected at the principal office of the Company. A copy of each agreement will be furnished by the Company to the holder hereof upon request and without charge. Under certain circumstances specified in such Series E Note Purchase Agreement, the Company has agreed to deliver to the holder hereof a new certificate, not bearing this legend, for all or part of the number of the securities evidenced hereby, as the case may be, registered in the name of such holder or its designated nominee."

          (b) The Company may order its transfer agents for Notes, Warrants and Restricted Securities to stop the transfer of any Note, Warrant or Restricted Securities bearing the legend set forth in Subparagraph (a) of this paragraph 10A until the conditions of this Article X with respect to the transfer of such securities have been satisfied.

           B. Notice of Proposed Transfer. If, prior to any transfer or sale of any Warrant or Restricted Securities, the holder desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel for such holder (who may be counsel employed by any institutional holder) (provided that such counsel (if other than counsel for the Company or for the Purchasers in connection with the issuance of the Notes and Warrants hereunder), and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such securities under the Securities Act, the Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring holder represents and warrants to the Company that the transfer or sale is to a purchaser or transferee whom the transferring holder knows or reasonably believes to be a "qualified institutional buyer", as that term is defined in Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144A"), no opinion shall be required.

           C. Termination of Restrictions. (a) Notwithstanding the foregoing provisions of this Article X, the restrictions imposed by this Article X upon the transferability of Notes, Warrants and Restricted Securities shall not apply and shall terminate as to any particular Warrant, Note or Restricted Securities if (1) such security is effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (2) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the holder thereof (who may be counsel employed by any institutional holder) or counsel for the Company, or (3) such security is sold without registration under the Securities Act in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144") or Rule 144A, or (4) the Company is reasonably satisfied that the holder of such security shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such security pursuant to such Subsection, or
(5) a letter or an order shall have been issued to the holder thereof by the staff of the Securities and Exchange Commission or stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

          (b) Whenever the restrictions imposed by this Article X shall terminate, as hereinabove provided, the holder of any particular Note, Warrant or Restricted Securities then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for any Note, Warrant or Restricted Securities not bearing the restrictive legend set forth in paragraph 10A(a) hereof.

           D. Compliance with Rule 144 and Rule 144A. At the written request of any holder of any Note, Warrant or Restricted Securities who proposes to sell any Note, Warrant or Restricted Securities in compliance with Rule 144, the Company shall furnish to such holder, within ten days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of any Note, Warrant or Restricted Securities that hereafter may be effected pursuant to the provisions of Rule 144A, any holder of any Note, Warrant or Restricted Securities desiring to effect such resale and each prospective institutional purchaser of any such Note, Warrant or Restricted Securities designated by such holder shall have the right, at any time the Company is not subject to Section 13 or 15(d) of the Securities and Exchange Act, to obtain from the Company, upon the written request of such holder and at the Company's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

           E.    Non-Applicability of Restrictions on Transfer.
Notwithstanding the provisions of paragraph 10B hereof, any record owner of any Note, Warrant or Restricted Securities may from time to time transfer all or any part of such record owner's Note, Warrant or Restricted Securities (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of any Note, Warrant or Restricted Securities identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of any Note, Warrant or Restricted Securities registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner,
(ii) to an Affiliate, (iii) with respect to Bank of America Illinois and its employees, any transfer by and between Bank of America Illinois, its affiliates and employees, or (iv) if such record owner is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer is in accordance with the transferee's interest in such partnership and is without consideration; provided, however, that each such transferee shall remain subject to all restrictions on the transfer of securities herein contained.

                                   ARTICLE XI

                                 MISCELLANEOUS

           A. Note Payments. The Company agrees that, so long as the Purchasers shall hold any Note, it will make payments of principal thereof and interest and premium, if any, thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to each Purchaser's account as set forth on Schedule II, or such other account in the United States of America as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Company agrees to afford the benefits of this paragraph to any institutional investor of recognized standing which in accordance with all of the terms hereof is the direct or indirect transferee of any Note purchased by the Purchasers hereunder.

           B.    Expenses.

          (a) Transaction. The Company agrees, whether or not the transactions hereby contemplated shall be consummated, to pay, and save the Purchasers harmless against liability for the payment of, all out-of-pocket expenses arising in connection with the execution and delivery of this Agreement and the acquisition and issuance of the Notes and Warrants and Common Stock issuable upon exercise of the Warrants, limited to (i) taxes and filing fees, to the extent such expenses are taxes or filing fees that arise as a result of the Closing of the transactions contemplated hereby taking place in Texas, together with interest and penalties, if any, (ii) printing costs, if any; (iii) the fees and expenses of Chapman and Cutler, in connection with services rendered with respect to this Agreement, the Notes, the Warrants, the E Stock Registration Agreement and the Addendum Agreement through and including completion of the Closing, not to exceed $80,000, and any subsequent modification thereof, consent thereunder (including any proposed modification or consent, whether or not finalized); (iv) the fees and expenses of Rudnick & Wolfe, as counsel to the holders of the 1993 Notes; and (v) the investment banking fees and expenses of Donaldson, Lufkin & Jenrette incurred in connection with transactions related to the execution of this Agreement and the issuance of the Notes and Warrants.

          (b) Monitoring. The Company agrees to pay all reasonable out-of-pocket expenses arising in connection with the exercise of a Purchaser's rights under paragraph 5M, provided Purchaser submits a request, in writing, for the payment of such expenses in advance of any such activity for which payment will be sought, which request shall also contain a statement of a valid business reason therefor. Within three days of receipt of such request, the president or any senior officer of the Company shall notify such Purchaser of the Company's approval or rejection of such request; provided, however, the Purchaser shall not be precluded from exercising its rights under paragraph 5M pending such notification from the Company. If such request is rejected, the Purchaser may thereupon submit its request to the Board of Directors, the approval in writing by the majority of which shall bind the Company to pay the requested expenses.

          (c) Enforcement and Bankruptcy. The Company agrees to pay all reasonable out-of-pocket expenses of Purchasers and their transferees arising in connection with the enforcement of the rights of Purchasers contained herein and in any case involving the bankruptcy of the Company.

          (d) Survival. The obligations of the Company under this paragraph shall survive transfer by the Purchasers and payment of any Note or exercise of any Warrant and transfer by the Purchasers of any Common Stock.

           C.    Consent to Amendments.

          (a) Notes. This Agreement, as to any amendment of rights exclusively those of holders of Notes, may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act given by the holder or holders of at least two-thirds of the aggregate principal amount of the Notes at the time outstanding, except that, without the written consent of the holder or holders of all the Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to, any Note, or affect the time or amount of any required prepayments or modify the subordination provisions in a manner adverse to the holders of Notes, or change the transfer restrictions with respect to the Notes, or reduce the proportion of the principal amount of the Notes required with respect to any consent.

          (b) Notes and Warrants. Subject to the provisions and exceptions of subparagraph (a) above, this Agreement, as to any amendment of any mutual rights of the holders of Notes and Warrants, may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act given by the (i) holder or holders of at least two-thirds (2/3) of the aggregate principal amount of the Notes at the time outstanding and (ii) holder or holders of Warrants initially exercisable to purchase two-thirds (2/3) of all shares of Common Stock issuable upon the exercise of all Warrants at the time outstanding.

          (c) Consideration, Binding Effect, etc. Any consideration given to any holder to obtain his consent shall be given pro rata to all such holders of Notes or Warrants, whether or not they give consent. Each holder of any Note or Warrant at the time or thereafter outstanding (or of shares of Common Stock entitled to any rights hereunder) shall be bound by any consent authorized by this paragraph, whether or not such Note or Warrant shall have been marked to indicate such consent, but any Note issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note or Warrant nor any delay in exercising any rights hereunder or under any Note or Warrant shall operate as a waiver of any rights of any holder of such Note or Warrant. As used herein and in the Notes and Warrants, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

           D. Notices to Subsequent Holder. If any Note or Warrant shall have been transferred to another holder pursuant to paragraph 11E and such holder shall have designated in writing the address to which communications with respect to such Note or Warrant shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchasers by any provision hereof shall also be delivered to each such holder.

           E. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable only as registered Notes without coupons in the denominations of $100,000 and integral multiples of $5,000 in excess of $l00,000 for such Note; provided, however, that if the aggregate principal amount of Notes purchased by any one Purchaser is less than $100,000, then any such Note is issuable only as a registered Note in the denomination of such aggregate principal amount. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender of any Note for registration of transfer in compliance with the terms of this Agreement at the office of the Company, the Company shall, at its expense (other than for transfer taxes, if any), execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount registered in the name of the designated transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the office of the Company. Whenever any Notes are so surrendered for exchange, the Company or such transfer agent shall, at the Company's expense (other than for transfer taxes, if any), execute and deliver the Notes which the holder of Notes making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or his attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest to accrue shall result from any such transfer or exchange. Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft, or destruction, upon receipt of a Purchaser's unsecured indemnity agreement, or, in the case of any other holder of a Note or Notes, other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, as the case may be, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

           F. Registration, Transfer and Exchange of Warrants. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Warrants and of transfers of Warrants. Upon surrender of any Warrants for registration of transfer in compliance with the terms of this Agreement at such office, the Company shall, at its expense (other than for transfer taxes and duties, if any) execute and deliver or cause to be executed and delivered one or more new Warrants of like tenor and representing the right to purchase a like amount of Common Stock, registered in the name of the designated transferee or transferees. At the option of the holder of any Warrant, such Warrant may be exchanged for other Warrants of like tenor and representing the right to purchase a like amount of Common Stock, upon surrender of the Warrant to be exchanged at such office of the Company. Whenever any Warrants are so surrendered for exchange, the Company shall, at its expense (other than for transfer taxes and duties, if any), execute and deliver or cause to be executed and delivered the Warrants which the holder of Warrants making the exchange is entitled to receive. Every Warrant presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Warrant or his attorney duly authorized in writing. Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any warrant and, in the case of any such loss, theft, or destruction, upon receipt of a Purchaser's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

           G. Persons Deemed Owners. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest and premium (if any) on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

           H. Indemnification. The Company hereby agrees to indemnify, defend, and hold harmless each holder of Notes as well as each of such holder's subsidiaries, affiliates, directors, officers, trustees or employees (collectively, all such parties being referred to herein as the "Indemnities") and reimburse the Indemnities for, from and against all demands, claims, actions or causes of actions, assessments, losses, damages, liabilities, claims, costs and expenses, including without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses asserted against, resulting to, imposed upon, or incurred by any Indemnitee, directly or indirectly, by reason of or resulting from (i) a breach of any material representation, warranty, covenant, agreement, or other obligation of the Company contained in or made pursuant to this Agreement or any facts or circumstances constituting such a breach, or (ii) any investigation or proceeding against any one of the Company, the Indemnities, or their agents, arising out of or in connection with this Agreement, the Notes, the Warrants, the E Stock Registration Agreement or the Addendum Agreement or any transaction contemplated hereby or thereby or any document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of any Indemnitee or its agents or is commenced or filed against any Indemnitee or its agents because of this Agreement, the Notes, the Warrants, the E Stock Registration Agreement or the Addendum Agreement or any of the transactions contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than an investigation or proceeding in which it is finally determined that there was gross negligence or willful misconduct on the part of such Indemnitee or its agents which was not taken by them in reliance upon any of the Company's representations, warranties, covenants or agreements in this Agreement, the Stock Registration Agreement, the Addendum Agreement or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto or (iii) any environmental claims (including, but not limited to, claims under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or other federal, state, local, or foreign Environmental Laws) arising from actions taken (or from the failure to take action) or from events, circumstances, or conditions whenever occurring or existing; provided, however, that the Company shall not indemnify any Indemnitee under clause (iii) above for any environmental claim arising as a result of any action taken by any Indemnitee.

        (a) Third Party Claims. After receipt of any claim or notice of the commencement of any action against a party entitled to indemnification hereunder ("indemnified party") in respect of which indemnity may be sought hereunder, the indemnified party will notify each party which is required to indemnify the indemnified party or for which indemnity may be sought hereunder ("indemnifying party") in writing of the receipt or commencement thereof. The omission of the indemnified party to so notify any indemnifying party shall not relieve any indemnifying party of their obligations to indemnify in respect of such action under this paragraph 11H. In the event of the commencement of any such action as to which the indemnified party notifies the indemnifying parties as aforesaid, each indemnifying party shall be entitled to participate therein and assume the defense thereof with counsel chosen by them, provided, however, that any Indemnitee, or any agent thereof, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense or (y) the Company shall not have provided its counsel to take charge of such defense or
(z) the Indemnitee, or such agent of the Indemnitee, shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company, and conflict with any defenses of the Company, then in any of such events referred to in clauses (x), (y) or (z) such counsel fees and expenses (but only for one counsel for each Indemnitee and its respective agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

           I. Survival of Representations, Warranties and Indemnities. All representations, warranties and indemnities contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes and Warrants, regardless of any investigation made by any Purchaser or on such Purchaser's behalf.

           J. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, that the Company may not assign any of its rights, duties or obligations under this Agreement, except with the Purchasers' written consent.

           K. Notices. All notices and other communications provided for or given or made hereunder shall be in writing and shall be effective when received upon the earlier of: (i) by hand or by first class mail (or registered mail, if required), (ii) by electronic facsimile transmission, (iii) by courier or (iv) actual receipt if to the Purchasers at their address set forth on Schedule I hereto, to transferees of the Purchasers at their address set forth in the records of the Company or the transfer agent of the Company, and if to the Company, at Champion Healthcare Corporation, 14340 Torrey Chase, Suite 320, Houston, Texas 77014, or to such other address with respect to any such party as such party shall give notice in writing.

           L. Accounting Terms. Unless otherwise set forth herein, all accounting terms and provisions in this Agreement shall be construed to be as determined in accordance with generally accepted accounting principles then in effect.

           M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, the determination of such satisfaction shall be made by such Purchaser in its sole and exclusive judgment exercised in good faith.

           N. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas without regard to its conflict of law provisions. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement is sought.

           O. Headings; Table of Contents. The descriptive headings of the several paragraphs of this Agreement and the table of contents are inserted for convenience only and do not constitute a part of this Agreement.

           P. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

           Q. Non Business Days. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Agreement, shall not be a business day, such payment may be made or act performed or right exercised on the next succeeding business day, with the same force and effect as if done on the nominal date provided in this Agreement, except that interest shall accrue and be payable for the period after such nominal date.

           R. Confidentiality. The Purchasers acknowledge that the Company intends to acquire and possibly dispose of hospitals and other businesses and assets generally within the healthcare industry and that much of the information the Company has provided and agreed to provide and make available to Purchasers could materially and adversely affect the Company if it were to be directly or indirectly provided or made available to competitors, entities providing financing to competitors or any advisor to such competitors. Therefore, each Purchaser agrees with respect to any information disclosed hereunder by the Company (other than consolidated financial statements or other publicly available information) that such Purchaser will take the same steps with respect to such information that such Purchaser normally takes to prevent disclosure of its own confidential information provided, that the foregoing shall not prohibit disclosure of such information (i) to any other Purchaser,
(ii) to the
employees, officers or agents of any Purchaser, (iii) to the extent necessary or appropriate in connection with the enforcement of the Agreement or the Notes or Warrants, (iv) to any person to which such Purchaser is required to make such disclosure pursuant to applicable law, rule or regulation in connection with any transfer or proposed transfer of a security, provided that such transferee or proposed transferee agrees that any such information shall be subject to the provisions hereof, or (v) to any federal, state or other governmental or regulatory authority having jurisdiction over such holder including, without limitation, the National Association of Insurance Commissioners. It is specifically understood that the Company's audited annual consolidated financial statements and its unaudited quarterly consolidated financial statements (but not supplemental operating data) may be summarized and used by Purchasers for any proper purpose (including, without limitations, (i) in reports to partners of such Purchasers and (ii) as may be required by
(x) applicable governmental or regulatory authority or (y) in connection with enforcement of the Agreement or the Notes or Warrant) other than disclosure to known competitors of the Company or its Subsidiaries.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           CHAMPION HEALTHCARE CORPORATION

                                           By /s/ James G. VanDevender

                                              Name:  James G. VanDevender
                                              Title:  Executive Vice President






CHAMPION HEALTHCARE CORPORATION

14340 Torrey Chase

Suite 320

Houston, Texas  77014

Telefacsimile:  (713) 583-5495

Confirmation:  (713) 583-5491

Accepted as of June 12, 1995:

                                           THE LINCOLN NATIONAL LIFE INSURANCE
                                              COMPANY

                                           By Lincoln National Investment
                                              Management Company, Its
                                              Attorney-In-Fact


                                           By /s/ William N. Holm, Jr.
                                           Its Vice President


Accepted as of June 12, 1995:

                                           SECURITY-CONNECTICUT LIFE INSURANCE
                                              COMPANY

                                           By Lincoln National Investment
                                              Management Company, Its
                                              Attorney-In-Fact

                                           By /s/ William N. Holm, Jr.
                                           Its Vice President



Accepted as of June 12, 1995:

                                           LINCOLN NATIONAL INCOME FUND, INC.

                                           By /s/ H. Thomas McMeekin
                                           Its President


Accepted as of June 12, 1995:

                                           THE NORTHWESTERN MUTUAL LIFE
                                              INSURANCE COMPANY

                                           By /s/ Gary A. Poliner
                                           Its Vice President

Accepted as of June 12, 1995:

                                                   BANK OF AMERICA ILLINOIS


                                                   By /s/ Ford S. Bartholow
                                                   Ford S. Bartholow
                                                   Its Managing Director


                                                   /s/ Christopher J. Perry
                                                    Christopher J. Perry

                                                   /s/ Robert F. Perille
                                                    Robert F. Perille

                                                   /s/ M. Ann O'Brien
                                                    M. Ann O'Brien

                                                   /s/ Ford S. Bartholow
                                                    Ford S. Bartholow

                                                   /s/ Jeffrey M. Mann
                                                    Jeffrey M. Mann

                                                   /s/ Matthew W. Clary
                                                    Matthew W. Clary

                                                   /s/ Thomas E. Van Pelt, Jr.
                                                    Thomas E. Van Pelt, Jr.

Accepted as of June 12, 1995:

                                         INDOSUEZ CAPITAL ASSET ADVISORS, INC.


                                         By /s/ John G. Popp
                                         John G. Popp
                                         Its President


Accepted as of June 12, 1995:

                                         INDOSUEZ CAPITAL FUNDING I, LIMITED


                                         By /s/ John G. Popp
                                         John G. Popp
                                         Its Collateral Manager


Accepted as of June 12, 1995:

                                         INDOSUEZ HIGH YIELD PARTNERS


                                         By /s/ John G. Popp
                                         John G. Popp
                                         Its Partner

                                                                                    INVESTMENT

                                                         DOLLAR AMOUNTS OF                        WARRANTS
NAME OF PURCHASER                                        NOTES TO BE PURCHASED                    TO BE PURCHASED
The Lincoln National Life Insurance                           $14,000,000                             210,000
 Company
c/o Lincoln National Investment
  Management Company
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments-Private Placements

Lincoln National Income Fund, Inc.                            $500,000                                7,500
c/o Lincoln National Investment
  Management Company
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802
Attention:  Investments-Private Placements

Security-Connecticut Life Insurance                           $500,000                                7,500
 Company
c/o Lincoln National Investment
  Management Company
200 East Berry Street
Renaissance Square
Fort Wayne, Indiana  46802

Attention:  Investments-Private Placements

The Northwestern Mutual Life                                  $13,000,000                             195,000
  Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department


Bank of America Illinois                                      $4,000,000                              52,800
Mezzanine Investments Group
231 South LaSalle Street
Chicago, IL  60697
Attention:  Ford Bartholow, Managing Director

                                                                                 INVESTMENT

                                                         DOLLAR AMOUNTS OF                         WARRANTS
NAME OF PURCHASER                                      NOTES TO BE PURCHASED                    TO BE PURCHASED
Christopher J. Perry                                          $-0-                                    2,700
c/o Bank of America Illinois
Mezzanine Investments Group
231 South LaSalle Street
Chicago, IL  60697
Attention:  Ford Bartholow, Managing Director


Robert F. Perille                                             $-0-                                    1,575
c/o Bank of America Illinois
Mezzanine Investments Group
231 South LaSalle Street
Chicago, IL  60697
Attention:  Ford Bartholow, Managing Director


M. Anne O'Brien                                               $-0-                                    1,425
c/o Bank of America Illinois
Mezzanine Investments Group
231 South LaSalle Street
Chicago, IL  60697
Attention:  Ford Bartholow, Managing Director


Ford S. Bartholow                                             $-0-                                    900
c/o Bank of America Illinois
Mezzanine Investments Group
231 South LaSalle Street

Chicago, IL  60697
Attention:  Ford Bartholow, Managing Director


Jeffrey M. Mann                                               $-0-                                    240
c/o Bank of America Illinois
Mezzanine Investments Group
231 South LaSalle Street
Chicago, IL  60697
Attention:  Ford Bartholow, Managing Director


Matthew W. Clary                                              $-0-                                    180
c/o Bank of America Illinois
Mezzanine Investments Group
231 South LaSalle Street
Chicago, IL  60697
Attention:  Ford Bartholow, Managing Director

                                                                                    INVESTMENT

                                                         DOLLAR AMOUNTS OF                         WARRANTS
NAME OF PURCHASER                                      NOTES TO BE PURCHASED                    TO BE PURCHASED
Thomas E. Van Pelt, Jr.                                       $-0-                                       180
c/o Bank of America Illinois
Mezzanine Investments Group
231 South LaSalle Street
Chicago, IL  60697
Attention:  Ford Bartholow, Managing Director


Indosuez Capital Asset Advisors, Inc.                        $2,500,000                                30,000
1211 Avenue of the Americas
New York, New York  10036
Attention:


Indosuez Capital Funding I, Limited                            $500,000                                -0-
1211 Avenue of the Americas
New York, New York  10036
Attention:


Indosuez High Yield Partners                                     -0-                                   15,000
1211 Avenue of the Americas                                ============                              ========
New York, New York  10036
Attention:

                              Total                         $35,000,000                               525,000

NAME OF PURCHASER


THE LINCOLN NATIONAL LIFE

 INSURANCE COMPANY

c/o Lincoln National Investment

 Management Company

200 East Berry Street

Renaissance Square

Fort Wayne, Indiana  46802

Attention:  Investments--Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Champion Healthcare Corporation, Series E 11% Senior Subordinated Notes due 2003, PPN 15850B A* 5, principal or interest") to:

     Bankers Trust Company (ABA #021001033)

     Private Placement Processing

     New York, New York

     Account Number 99-911-145

     for the account of:  The Lincoln National Life Insurance Company (MZP)

     Custodial Account Number 98124

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

Lincoln National Investment Management Company

200 East Berry Street, Renaissance Square 2R-02

Fort Wayne, Indiana  46802

     Attention:  William N. Holm, Jr./Mezzanine Finance
With a copy of each notice of payment to:

     Bankers Trust Company
     P.O. Box 998
     Bowling Green Station
     New York, New York 10274
     Attention:  Private Placement Unit

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  35-0472300
Securities are to be delivered to:

     Bankers Trust Company
     14 Wall Street, 4th Floor, Window #44
     New York, New York 10005
     Attention:  Marlene Maynard, Mail Stop 4049
     Ref:  Account Name and Custody Account Number

NAME OF PURCHASER


SECURITY-CONNECTICUT LIFE

INSURANCE COMPANY

c/o Lincoln National Investment

Management Company

200 East Berry Street

Renaissance Square

Fort Wayne, Indiana  46802

Attention:  Investments--Private Placements

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Champion Healthcare Corporation, Series E 11% Senior Subordinated Notes due 2003, PPN 15850B A* 5, principal or interest") to:

     Shawmut Bank Connecticut, N.A. (ABA #011900445)

     777 Main Street

     Hartford, Connecticut  06115

     for credit to:  Security-Connecticut Life Insurance Company (CUN)

     Account Number 0156196

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     Security-Connecticut Life Insurance Company
     20 Security Drive
     Avon, Connecticut  06001
     Attention:  Jodi Dean

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-1468921

Securities are to be delivered to:

     Security-Connecticut Life Insurance Company

     20 Security Drive

     Avon, Connecticut  06001

     Attention:  Jodi Dean

NAME OF PURCHASER


LINCOLN NATIONAL INCOME

 FUND, INC.

c/o Lincoln National Investment

 Management Company

200 East Berry Street

Renaissance Square

Fort Wayne, Indiana  46802

Attention:  Investments--Private Placements

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Champion Healthcare Corporation, Series E 11% Senior Subordinated Notes due 2003, PPN 15850B A* 5, principal or interest") to:

     Bankers Trust Company (ABA #021001033)

     Private Placement Processing

     New York, New York

     Account Number 99-911-145


     for the account of:  Lincoln National Income Fund, Inc.

     Custodial Account Number 98245

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

     Lincoln National Investment Management Company

     200 East Berry Street, Renaissance Square 2R-02

     Fort Wayne, Indiana  46802

     Attention:  William N. Holm, Jr./Mezzanine Finance

With a copy of each notice of payment to:

     Bankers Trust Company

     P.O. Box 998

     Bowling Green Station

     New York, New York  10274

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-1273664

Securities are to be delivered to:

     Bankers Trust Company

     14 Wall Street, 4th Floor, Window #44

     New York, New York  10005

     Attention:  Marlene Maynard, Mail Stop 4049

     Ref:  Account Name and Custody Account Number

NAME OF PURCHASER

THE NORTHWESTERN MUTUAL LIFE

  INSURANCE COMPANY

720 East Wisconsin Avenue

Milwaukee, Wisconsin  53202

Attention:  Securities Department

Telecopier Number:  (414) 299-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Champion Healthcare Corporation, Series E 11% Senior Subordinated Notes due 2003, PPN 15850B A* 5, principal or interest") to:

     Bankers Trust Company (ABA #021-001-033)

     16 Wall Street

     Insurance Unit, 4th Floor

     New York, New York  10005

     for credit to:  The Northwestern Mutual Life Insurance Company

     Account Number 00-000-027

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention: Treasurer's Department/Securities Operations (Telecopier Number 414-299-2111).

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  39-0509570

NAME OF PURCHASER

BANK OF AMERICA ILLINOIS

231 South LaSalle Street

Chicago, IL  60697

Attention:  Ford Bartholow/Mezzanine Investments Group

Telecopier Number:  (312) 828-6298

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Champion Healthcare Corporation, Series E 11% Senior Subordinated Notes due 2003, PPN 15850B A* 5, principal or interest") to:

     Bank of America Illinois (ABA #071000039)

     Chicago, Illinois

     RC 2148

     Attention:  Bradley Baker

     for credit to:

     Account Number  6638763

                        Champion Healthcare Corporation

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

NAME OF PURCHASER

INDOSUEZ CAPITAL ASSET

  ADVISORS, INC.

1211 Avenue of the Americas

New York, New York  10036

Attention:  Ray Wright

Telecopier Number:  (212) 278-2250

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Champion Healthcare Corporation, Series E 11% Senior Subordinated Notes due 2003, PPN 15850B A* 5, principal or interest") to:

     Banque Indosuez (ABA 026002668)

     New York, New York

     Ref: Indosuez Capital Asset Advisors, Inc.

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3714013

NAME OF PURCHASER

INDOSUEZ CAPITAL FUNDING I

 LIMITED

1211 Avenue of the Americas

New York, New York  10036

Attention:  Elaine Mah

Telecopier Number:  (212) 278-2250

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Champion Healthcare Corporation, Series E 11% Senior Subordinated Notes due 2003, PPN 15850B A* 5, principal or interest") to:

     Texas Commerce Bank N.A. (ABA 113000609)

     Houston, Texas

     BNF=Trust Clearing Account

     OBI=Attn:  Asset Backed Group/Indosuez

     A/C #55030011340102


     for credit to:

     Account Number 7001109635800

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

     Indosuez Capital Funding I, Limited

     c/o Texas Commerce Bank N.A.

     Attn:  Asset Backed Group, A/C 13401

     600 Travis Street, 8th Floor

     Houston, TX  77002-8039

Name of Nominee in which Notes are to be issued:  OBIE & CO.

NAME OF PURCHASER


INDOSUEZ HIGH YIELD PARTNERS

1211 Avenue of the Americas

New York, New York  10036

Attention:  Ray Wright

Telecopier Number:  (212) 278-2250

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Champion Healthcare Corporation, Series E 11% Senior Subordinated Notes due 2003, PPN 15850B A* 5, principal or interest") to:

     Banque Indosuez (ABA 026002668)

     New York, New York

     Ref:  Indosuez High Yield Partners

Notices

All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3762288

                                 EXHIBIT II-A1

                                  FORM OF NOTE

        The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in the Series E Note Purchase Agreement dated May 1, 1995 (the "Agreement") pursuant to which such securities were issued and sold by Champion Healthcare Corporation (the "Company") and the D Stockholders Agreement dated as of December 31, 1993, copies of which agreements are on file and may be inspected at the principal office of the Company. A copy of each agreement will be furnished by the Company to the holder hereof upon request and without charge. Under certain circumstances specified in such Series E Note Purchase Agreement, the Company has agreed to deliver to the holder hereof a new certificate, not bearing this legend, for all or part of the number of the securities evidenced hereby, as the case may be, registered in the name of such holder or its designated nominee.

        This Note has been issued with Original Issue Discount. The Chief Financial Officer of Champion Healthcare Corporation at (713) 583-5491 will make available to the holder of this Note upon request the information required by
Section 1.1275-3(b)(1)(i) of the Internal Revenue Regulations.

                        CHAMPION HEALTHCARE CORPORATION

                     Series E 11% Senior Subordinated Note

                             Due December 31, 2003

No. E-______________


$___________________

[date]

        FOR VALUE RECEIVED, the undersigned, Champion Healthcare Corporation (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________] or registered assigns, the principal sum of [__________________] on December 31, 2003, with interest (computed on the basis of the number of days actually elapsed and a 365-or 366-day year, as applicable) on the unpaid balance thereof from the date of issuance hereof until December 31, 2003 or until the principal hereof shall have become due and payable, at the Applicable Rate, payable quarterly on each March 31, June 30, September 30 and December 31 in each year, commencing June 30, 1995; provided, however, that during any period in which there is a default in the payment of interest or principal, interest shall accrue at the Applicable Rate plus 2% per annum compounded annually. "Applicable Rate" shall mean with respect to the outstanding principal amount of the Notes, 11% per annum from the date of issue up to and including December 31, 2000, and 12% per annum thereafter; provided, however, that in the event that the Company has not completed a public issuance of debt of the Company having a maturity of more than one year which shall result in the receipt by the Company of gross proceeds in a minimum of $100,000,000 prior to March 31, 1996, the Applicable Rate shall be 11.50% for the period from April 1, 1996 to and including December 31, 2000. This Note is subject to mandatory and optional prepayment at the times, in the amounts and subject to the conditions set forth in the Agreement.

        Payments of principal, premium and interest are to be made by wire transfer to the account of the payee set forth on Schedule II to the Agreement, or in such other manner or to such other place in the United States of America as the payee hereof or its registered assigns shall designate to the Company in writing, in lawful money of the United States of America.

        This Note is one of a duly authorized issue of Senior Subordinated Notes due December 31, 2003 of the Company, originally issued pursuant to the Series E Note Purchase Agreement (the "Agreement") dated May 1, 1995, by and among the Company, the Purchasers listed on Schedule I to the Agreement and certain other parties named therein and is entitled to the benefit of the Agreement, and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement. As provided in the Agreement, (i) this Note is subject to prepayment, in whole or in part, as specified in such Agreement, (ii) the payment of the principal of, premium, if any, and interest on this Note is expressly subordinated on the terms and conditions set forth in the Agreement to the payment of all Senior Indebtedness of the Company, as defined in the Agreement, and (iii) this note may be transferred only upon fulfillment by the Company and the holder hereof of conditions specified in the Agreement.

        As provided and subject to the restrictions on transfer set forth in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary. This Note shall be governed by and enforced in accordance with the laws of the State of Texas.

        The Company agrees to make prepayments of the Notes on the dates and in the amounts specified in the Agreement.

        Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Note, including reasonable attorney's fees and expenses.

        In case an Event of Default, as defined in the Agreement, shall occur and be continuing, this Note may, as provided for in the Agreement, be declared due and payable in the amount, in the manner and with the effect provided in the Agreement.

                                               CHAMPION HEALTHCARE CORPORATION



                                               By:


                                               James G. VanDevender,

                                               Title:  Executive Vice President

              FIRST AMENDMENT TO SERIES E NOTE PURCHASE AGREEMENT

         THIS FIRST AMENDMENT, dated as of the 1st day of October, 1995, by and between CHAMPION HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), LINCOLN NATIONAL LIFE INSURANCE COMPANY, LINCOLN NATIONAL INCOME FUND, INC., SECURITY-CONNECTICUT LIFE INSURANCE COMPANY, THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, BANK OF ILLINOIS, INDOSUEZ CAPITAL ASSET ADVISORS, INC., INDOSUEZ CAPITAL FUNDING I, LIMITED, and INDOSUEZ HIGH YIELD PARTNERS (individually, a "Purchaser" and collectively, the "Purchasers")

                             W I T N E S S E T H :

         WHEREAS, the Company, the Purchasers and other individuals entered into the Series E Note Purchase Agreement, dated as of May 1, 1995 ("Series E Agreement"), pursuant to which the Company issued to (i) Purchasers, and the Purchasers purchased Thirty-five Million Dollars ($35,000,000.00) aggregate principal amount of the Company's Series E 11% Senior Subordinated Notes due December 31, 2003 ("Series E Notes") and (ii) Purchasers and certain individuals, and the Purchasers and certain individuals purchased detachable warrants initially evidencing the right to purchase an aggregate of 525,000 shares common stock of the Company ("E Warrants");

         WHEREAS, the Company has determined it is in the Company's best interest to permit a subsidiary to increase the amount of certain loans by it to $3,500,000, which are subject to, and in excess of, the $3,000,000 limitation contained in Article V.K "Restricted Investments", sub part "(i)"; and

         WHEREAS, the Company has requested the Purchasers to amend the Series E Agreement, and the Purchasers are willing to modify and amend such terms and provisions thereof.

         NOW, THEREFORE, for and in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

                 1. TERMS. All capitalized terms defined in the Series E Agreement and not otherwise defined herein shall have the same definitions when used herein as set forth in the Series E Agreement.

                 2. ARTICLE 5.K. RESTRICTED INVESTMENTS. The covenant regarding restricted investments contained in Article V. K. is amended by deleting sub part "(i)" and replacing it as follows:

                 "(i) loans in a principal amount not to exceed $3,500,000 to the purchaser or an Affiliate of the purchaser of certain assets that include the land and buildings purchased on September 1, 1992 from HCA Health Services of Texas principally located on Garth Road, Baytown, Texas;"

                 3. PRIORITY. In the event of any inconsistency between the terms of this First Amendment and terms of the Series E Agreement, as amended, the terms of this First Amendment shall control.

                 4.       MISCELLANEOUS.

                          a.      HEADINGS.  Section headings are for reference
only, and shall not affect the interpretation or meaning of any provision of this First Amendment.

                          b.      EFFECT OF FIRST AMENDMENT.  The Series E
Agreement, as amended by this First Amendment, shall remain in full force and effect except that any reference therein, or in any documents or instruments required thereunder or annexes or schedules thereto, referring to the Series E Agreement, shall be deemed to refer to the Series E Agreement as amended by this First Amendment.

                          c.      GOVERNING LAW.  This First Amendment shall be
governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                          d.      COUNTERPARTS.  This First Amendment may be
executed by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same First Amendment.

         IN WITNESS WHEREOF, the Company and the Purchasers have caused this First Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                  CHAMPION HEALTHCARE CORPORATION



                                  By:      ____________________________________
                                           James G. VanDevender
                                           Executive Vice-President


                   [Remaining signatures on following pages]





First Amendment to Series E Agreement                                    Page 2

                            THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                            By:  Lincoln National Investment Management Company,
                                     Its Attorney-In-Fact



                            By:
                                -----------------------------------------------
                                     Its Vice President


                            SECURITY-CONNECTICUT LIFE INSURANCE COMPANY

                            By: Lincoln National Investment Management Company,
                                     Its Attorney-In-Fact



                            By:
                                 ----------------------------------------------
                                     Its Vice President


                            LINCOLN NATIONAL INCOME FUND, INC.



                            By:
                                 ----------------------------------------------


                            THE NORTHWESTERN MUTUAL LIFE INSURANCE



                            By:
                                 ----------------------------------------------
                                     Its Vice President





First Amendment to Series E Agreement                                    Page 3

                          BANK OF AMERICA ILLINOIS


                                  By:
                                       ----------------------------------------
                                         Ford S. Bartholow
                                         Its Managing Director



                                         --------------------------------------
                                          Christopher J. Perry



                                         --------------------------------------
                                          Robert F. Perille



                                         --------------------------------------
                                          M. Ann O'Brien



                                         --------------------------------------
                                          Ford S. Bartholow



                                         --------------------------------------
                                          Jeffrey M. Mann



                                         --------------------------------------
                                          Matthew W. Clary



                                         --------------------------------------
                                          Thomas E. Van Pelt, Jr.





First Amendment to Series E Agreement                                    Page 4

                                           INDOSUEZ CAPITAL ASSET ADVISORS, INC.


                                           By:
                                                -------------------------------
                                                   John G. Popp
                                                   Its President


                                           INDOSUEZ CAPITAL FUNDING I, LIMITED



                                           By:
                                                -------------------------------
                                                   John G. Popp
                                                   Its Collateral Manager


                                           INDOSUEZ HIGH YIELD PARTNERS



                                           By:
                                                -------------------------------
                                                   John G. Popp
                                                   Its Partner



                                           OBIE & CO.



                                           By:
                                                -------------------------------
                                                   Texas Commerce Bank NA
                                                   Trust Department










First Amendment to Series E Agreement                                    Page 5

              SECOND AMENDMENT TO SERIES E NOTE PURCHASE AGREEMENT

         THIS SECOND AMENDMENT, dated as of the [31st] day of December, 1995, by and between CHAMPION HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), LINCOLN NATIONAL LIFE INSURANCE COMPANY, LINCOLN NATIONAL INCOME FUND, INC., SECURITY-CONNECTICUT LIFE INSURANCE COMPANY, THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, BANK OF ILLINOIS, OBIE & CO., INDOSUEZ CAPITAL FUNDING I, LIMITED, INDOSUEZ HIGH YIELD PARTNERS AND OTHERS (individually, a "Purchaser" and collectively, the "Purchasers")

                             W I T N E S S E T H :

         WHEREAS, the Company, the Purchasers and other individuals entered into the Series E Note Purchase Agreement, dated as of May 1, 1995, pursuant to which the Company issued to (i) Purchasers, and the Purchasers purchased Thirty-five Million Dollars ($35,000,000.00) aggregate principal amount of the Company's Series E 11% Senior Subordinated Notes due December 31, 2003 ("Series E Notes") and (ii) Purchasers and certain individuals, and the Purchasers and certain individuals purchased detachable warrants initially evidencing the right to purchase an aggregate of 525,000 shares common stock of the Company ("E Warrants") (collectively with the First Amendment, the "Series E Purchase Agreement");

         WHEREAS, the Company and the Purchasers executed the First Amendment to Series E Note Purchase Agreement effective as of October 1, 1995 (the "First Amendment");

         WHEREAS, the Company has determined it is in the Company's best interest to enter into the 1995 Recapitalization Agreement and as a part thereof issue shares of Common Stock to holders of its preferred stock in consideration for such holders of preferred stock agreeing to take certain actions; and

         WHEREAS, the Company has requested the Purchasers to waive certain terms and provisions thereof.

         NOW, THEREFORE, for and in consideration of these premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

                 1. TERMS. All capitalized terms defined in the Series E Agreement and not otherwise defined herein shall have the same definitions when used herein as set forth in the Series E Agreement.

                 2. WAIVER OF ARTICLE 5.B. RESTRICTED PAYMENTS. The restriction contained in Article V.B "Restricted Payments" is waived with respect to the issuance of Common Stock to the holders of the Company's shares of preferred stock in consideration for the actions taken in accordance with, and covenants contained in, the 1995 Recapitalization Agreement of the Company dated December [31], 1995

                 3. PRIORITY. In the event of any inconsistency between the terms of this Second Amendment and terms of the Series E Agreement, as amended, the terms of this Second Amendment shall control.

                 4. EFFECTIVE DATE. This Second Amendment is conditioned upon and will become effective with the closing of the 1995 Recapitalization Agreement by the Company.

                 5.       MISCELLANEOUS.

                          a.      HEADINGS.  Section headings are for reference
only, and shall not affect the interpretation or meaning of any provision of this Second Amendment.

                          b.      EFFECT OF SECOND AMENDMENT.  The Series E
Agreement, as amended by the First Amendment and this Second Amendment, shall remain in full force and effect except that any reference therein, or in any documents or instruments required thereunder or annexes or schedules thereto, referring to the Series E Agreement, shall be deemed to refer to the Series E Agreement as so amended.

                          c.      GOVERNING LAW.  This Second Amendment shall
be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

                          d.      COUNTERPARTS.  This Second Amendment may be
executed by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same Second Amendment.





Second Amendment to Series E Agreement                                   Page 2

         IN WITNESS WHEREOF, the Company and the Purchasers have caused this Second Amendment to be executed by their respective duly authorized officers as of the date first above written.


                                  CHAMPION HEALTHCARE CORPORATION



                                  By:      ____________________________________
                                           James G. VanDevender
                                           Executive Vice-President





              [Remaining signatures appear on the following pages]





Second Amendment to Series E Agreement                                   Page 3

                           THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                           By:  Lincoln National Investment Management Company,
                                    Its Attorney-In-Fact



                           By:
                               ------------------------------------------------
                                    Its Vice President


                           SECURITY-CONNECTICUT LIFE INSURANCE COMPANY

                           By: Lincoln National Investment Management Company,
                                    Its Attorney-In-Fact



                           By:
                                -----------------------------------------------
                                    Its Vice President


                           LINCOLN NATIONAL INCOME FUND, INC.



                           By:
                                -----------------------------------------------


                           THE NORTHWESTERN MUTUAL LIFE INSURANCE



                           By:
                                -----------------------------------------------
                                    Its Vice President





Second Amendment to Series E Note Purchase Agreement

                                           BANK OF AMERICA ILLINOIS


                                  By:
                                       ----------------------------------------
                                           Ford S. Bartholow
                                           Its Managing Director



                                           ------------------------------------
                                            Christopher J. Perry



                                           ------------------------------------
                                            Robert F. Perille



                                           ------------------------------------
                                            M. Ann O'Brien



                                           ------------------------------------
                                            Ford S. Bartholow



                                           ------------------------------------
                                            Jeffrey M. Mann



                                           ------------------------------------
                                            Matthew W. Clary



                                           ------------------------------------
                                            Thomas E. Van Pelt, Jr.


                                           INDOSUEZ CAPITAL FUNDING I, LIMITED



                                           By:
                                                -------------------------------
                                                   John G. Popp
                                                   Its Collateral Manager





Second Amendment to Series E Note Purchase Agreement

                                           INDOSUEZ HIGH YIELD PARTNERS



                                           By:
                                                -------------------------------
                                                    John G. Popp
                                                    Its Partner


                                           OBIE & CO.



                                           By:
                                                -------------------------------
                                                   Texas Commerce Bank NA
                                                   Trust Department










Second Amendment to Series E Note Purchase Agreement

                               WAIVER AND CONSENT
                     SERIES E STOCK REGISTRATION AGREEMENT


         The undersigned, parties to the Series E Stock Registration Agreement dated May 1, 1995, in connection with the 1995 Recapitalization Agreement of Champion Healthcare Corporation ("Company") dated December [31], 1995, hereby:

         (i) waive the prohibition in the last paragraph of Article II B. "Piggy-Back Registration." of the Series E Stock Registration Agreement, dated May 1, 1995 insofar as such prohibition would prevent the Company from including the Common Stock to be issued pursuant to the 1995 Recapitalization Agreement dated December [31], 1995, in the Stock Registration Agreement dated December 30, 1990, as amended, the Series B And Series C Stock Registration Agreement dated December 2, 1993, as amended and the Series D Stock Registration Agreement dated December 31, 1993, as amended; and (ii) consent to the inclusion of the Common Stock to be issued pursuant to the 1995 Recapitalization Agreement dated December [31], 1995, in the Stock Registration Agreement dated December 30, 1990, as amended, the Series B And Series C Stock Registration Agreement dated December 2, 1993, as amended and the Series D Stock Registration Agreement dated December 31, 1993, as amended.

         Dated effective December [31], 1995.


                                     CHAMPION HEALTHCARE CORPORATION



                                         By:
                                             ----------------------------------
                                                  JAMES G. VANDEVENDER
                                                  Executive Vice President



              [Remaining signatures appear on the following pages]





Champion Healthcare Corporation
Registration Agreement Waiver re 1995 Recapitalization Agreement         Page 1

                           THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                           By:  Lincoln National Investment Management Company,
                                    Its Attorney-In-Fact



                           By:
                               ------------------------------------------------
                                    Its Vice President


                           SECURITY-CONNECTICUT LIFE INSURANCE
                           COMPANY

                           By: Lincoln National Investment Management Company,
                                    Its Attorney-In-Fact



                           By:
                                -----------------------------------------------
                                    Its Vice President


                           LINCOLN NATIONAL INCOME FUND, INC.



                           By:
                                -----------------------------------------------


                           THE NORTHWESTERN MUTUAL LIFE INSURANCE
                           COMPANY



                           By:
                                -----------------------------------------------
                                    Its Vice President


                           BANK OF AMERICA ILLINOIS


                           By:
                                -----------------------------------------------
                                    Ford S. Bartholow
                                    Its Managing Director





Registration Agreement Waiver re 1995 Recapitalization

                                -----------------------------------------------
                                            Christopher J. Perry


                                -----------------------------------------------
                                            Robert F. Perille


                                -----------------------------------------------
                                            M. Ann O'Brien


                                -----------------------------------------------
                                            Ford S. Bartholow


                                -----------------------------------------------
                                            Jeffrey M. Mann


                                -----------------------------------------------
                                            Matthew W. Clary


                                -----------------------------------------------
                                            Thomas E. Van Pelt, Jr.



                                INDOSUEZ CAPITAL FUNDING I, LIMITED



                                By:
                                    -------------------------------------------
                                       Name:
                                       Its Collateral Manager


                                INDOSUEZ HIGH YIELD PARTNERS



                                By:
                                    -------------------------------------------
                                       John G. Popp
                                       Its Partner





Registration Agreement Waiver re 1995 Recapitalization

                                OBIE & CO.



                                By:
                                    -------------------------------------------
                                      Texas Commerce Bank NA
                                      Trust Department










Registration Agreement Waiver re 1995 Recapitalization